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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GROUP 1 AUTOMOTIVE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GROUP 1 AUTOMOTIVE

2014 Proxy Statement

GPI
LISTED
NYSE

Copyright © 2014 Group 1 Automotive, Inc. All rights reserved.

April 10, 2014

Dear Fellow Stockholder:

You are cordially invited to attend our 2014 Annual Meeting of Stockholders which will be held on Tuesday, May 20, 2014 at 10:00 a.m. Central Daylight Time at our Sterling McCall Lexus dealership located at 10025 Southwest Freeway, Houston, TX 77074.

At this year's meeting, we will ask you to elect two Class III directors, approve, on a non-binding advisory basis, our executive compensation, approve our 2014 Long Term Incentive Plan, and ratify Ernst & Young LLP as our independent registered public accountants. In addition, there will be a report on the Company's business and financial performance during the past year.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders primarily over the Internet. We believe this process expedites stockholders' receipt of proxy materials, lowers the costs of our Annual Meeting and helps conserve natural resources. Accordingly, we are mailing many of our stockholders a Notice of Internet Availability of Proxy Materials which contains instructions on how to access the proxy materials online, vote online and obtain a paper copy of our proxy materials. In certain instances, we are mailing the proxy materials to our stockholders, unless they have consented online to receive electronic copies of proxy materials for future meetings.

Your vote is very important. We encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of Group 1 common stock will be represented and voted at the meeting.

We hope you will be able to join us at our Annual Meeting in Houston on May 20th.

Sincerely,

John L. Adams Chairman of the Board	Earl J. Hesterberg President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF GROUP 1 AUTOMOTIVE, INC.

Date:	May 20, 2014
Time:	10:00 a.m.
Place:	Sterling McCall Lexus 10025 Southwest Freeway Houston, TX 77074

Matters to be voted on:

  1.
  To elect two Class III directors to serve until the 2017 Annual Meeting of Stockholders;

  2.
  To approve, on a non-binding advisory basis, our executive compensation;

  3.
  To approve the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan;

  4.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014; and

  5.
  To transact such other business as may be properly brought before the meeting.

Stockholders of record at the close of business on March 24, 2014, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A list of stockholders will be available and may be inspected during normal business hours for a period of at least 10 days prior to the Annual Meeting at the offices of Group 1, 800 Gessner, Suite 500, Houston, Texas 77024. The list of stockholders will also be available for your review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

The proxy materials, including this Notice of Annual Meeting, the Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability"), the proxy statement, a proxy card or voting instruction card, and our Annual Report to Stockholders for the fiscal year ended December 31, 2013 are being distributed and made available on or about April 10, 2014. In accordance with rules approved by the Securities and Exchange Commission, beginning on or about April 10, 2014, we mailed the Notice of Internet Availability to certain beneficial owners of our common stock and stockholders of record containing instructions on how to access the proxy materials and vote online. In addition, the proxy materials were mailed to certain beneficial owners of our common stock and stockholders of record on or about April 10, 2014.

Your vote is important. We urge you to review the accompanying materials carefully and to vote by telephone or Internet as promptly as possible. Alternatively, you may request a proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors,

Beth Sibley Corporate Secretary

Houston, Texas
April 10, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2014

The Notice of Annual Meeting of Stockholders, our Proxy Statement for the Annual Meeting and our Annual Report to Stockholders for the fiscal year ended December 31, 2013 are available at http://www.proxyvote.com.

Compensation Committee	12
Nominating/Governance Committee	14
Finance/Risk Management Committee	15
Communications with Directors	16

Proposal 1 — Election of Directors	17
Proposal 2 — Advisory Vote on Executive Compensation	24
Proposal 3 — Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan	25
Proposal 4 — Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm	36

Report of the Audit Committee	38

Executive Officers	39

2013 Compensation Discussion and Analysis	41
Business and Financial Highlights	41
Compensation and Corporate Governance Actions	41
Role of the Compensation Committee, its Consultant and Management	42
Objectives of our Executive Compensation Program	42
Compensation Components	45
Employment Agreements, Severance Benefits and Change in Control Provisions	51
Hedging and Pledging Prohibitions	51
Policy on Payment or Recoupment of Performance-Based Cash Bonuses and Performance-Based Stock Bonuses in the Event of Certain Restatements ("Clawbacks")	52
Stock Ownership Guidelines	52
Tax Deductions for Compensation	53
Risk Assessment	53

Report of the Compensation Committee	54

 2014 Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

This proxy statement is being distributed and made available on or about April 10, 2014 in connection with the solicitation of proxies by the Board of Directors of Group 1 Automotive, Inc. for use at our 2014 Annual Meeting of Stockholders.

Annual Meeting of Stockholders:

Time & Date:	10:00 a.m., May 20, 2014
Place:	Sterling McCall Lexus 10025 Southwest Freeway Houston, TX 77074
Record date:	March 24, 2014
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. All elections of directors shall be decided by plurality vote. In plurality voting, the nominees who receive the highest number of votes are elected. All other matters submitted to the stockholders shall be decided by the affirmative vote of a majority of the votes cast with respect to the matter presented.

Compensation and Corporate Governance Highlights

     2014 Proxy Statement    i

 Voting Matters and Board Recommendations:

Management Proposals:	Board's Recommendation	Page (for more detail)	&zwsp;
Election of Class III Director Nominees	FOR Each Director Nominee	17
Approval, on a Non-Binding Advisory Basis, of our Executive Compensation	FOR	24
Approval of Group 1 Automotive, Inc. 2014 Long Term Incentive Plan	FOR	25
Ratification of Ernst & Young as Independent Registered Public Accounting Firm	FOR	36

Class III Director Nominees (Proposal 1)

The following table provides summary information about our nominees for election to the Board of Directors. Additional information for all of our directors, including the nominees, may be found beginning on page 17.

Nominee	Age	Director Since	Occupation	Committee Memberships(1)	Other Boards	&zwsp;
Lincoln Pereira	54	2013	Regional Vice President, Brazil, Group 1 Automotive, Inc. and Chairman, UAB Motors Participações, Ltda.	FRM	Boa Vista Servicos S.A. São Paulo Chamber of Commerce Associação Brasileira dos Concessionários Nissan Associação Brasileira dos Concessionários BMW Associação Brasileira do Distribuidores Toyota
Stephen D. Quinn	58	2002	Retired General Partner & Managing Director, Goldman Sachs & Co.	I, AC FRM (Chair) NGC	Zions Bancorporation
(1)
I — Independent Director
AC — Audit Committee
CC — Compensation Committee
FRM — Finance/Risk Management Committee
NGC — Nominating/Governance Committee

The Board recommends a vote "FOR" each Class III director nominee.

Frequency of Say-on-Pay Vote

In 2011, our stockholders indicated a preference for an annual "Say-on-Pay" vote. At last year's Annual Meeting of stockholders, our stockholders approved the compensation of our named executive officers with a substantial majority of our stockholders (95% of votes cast) voting in favor. In evaluating this year's "Say-on-Pay" proposal, we recommend that you review our CD&A, which explains how and why the Compensation Committee arrived at its executive compensation actions and decisions for 2013.

 ii              2014 Proxy Statement

 Executive Compensation Advisory Vote (Proposal 2)

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers. We believe that our compensation policies and practices are effective in achieving our Company's goals of rewarding sustained financial and operating performance, leadership excellence and aligning the executives' long-term interests with those of our stockholders. Our compensation philosophy is to set the fixed compensation of our Named Executive Officers competitively for their demonstrated skills and industry experience. Our variable compensation, both annual and long-term, reflects the results of performance against a combination of quantitative and subjective measures. The Compensation Committee targets the median of the market for all elements of pay, including base salary, annual incentive, long-term incentives and appropriate perquisites.

Compensation Components

Type	Form	Terms	&zwsp;
Cash	Salary	Set annually based on market conditions, peer data and other factors
Cash	Annual Incentive	Linked to financial-based and mission-based goals, but discretionary factors are also considered
Equity	Long-Term Incentive Awards	Restricted stock with restrictions lapsing over a five-year period: 0%-40%-20%-20%-20%, to reward performance and promote retention of certain key employees
Other	Employment Agreements and Severance and Change of Control Arrangements
Change of Control payment equal to 30 months base salary for our President/CEO and our Senior Vice President/CFO and 15 months base salary for our Vice President/General Counsel, plus prior year's pro rata annual bonus

Under certain circumstances (as more fully described on pages 61-62), our CEO and his spouse will receive continued medical coverage for a period up to 36 months
Other	Deferred Compensation Plan	Allows deferral of up to 50% base salary and 100% of incentive bonus
Other	Perquisites
Demonstrator vehicle(s) and/or vehicle allowance

Our CEO may use our Company aircraft for up to 40 hours of personal use, provided he reimburses us based on the published standard industry fare level valuation method; we pay for club membership privileges that are used for business and personal purposes by our CEO
Other	Benefits	On same terms as other employees, including our employee stock purchase plan
Other	Indemnification Agreements	Indemnification for our Named Executive Officers provided the executive was acting in good faith and in the best interest of our Company

     2014 Proxy Statement    iii

 2013 Summary Compensation

Set forth below is the 2013 compensation for each Named Executive Officer.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)	&zwsp;
Earl J. Hesterberg President and CEO	1,000,000	—	2,583,900	666,667	135,860	259,173	4,645,600
John C. Rickel Senior Vice President and CFO	550,000	—	861,300	366,667	160,859	27,039	1,965,865
Darryl M. Burman Vice President and General Counsel	415,000	—	574,200	166,000	14,950	28,667	1,198,817
Peter C. DeLongchamps Vice President, Financial Services, Manufacturer Relations and Public Affairs	430,000	50,000	631,620	172,000	44,871	27,076	1,355,566
J. Brooks O'Hara Vice President, Human Resources	300,200	—	516,780	106,571	25,336	18,862	967,749
(1)
The amounts in the "Stock Awards" column reflect the required accounting expense for these awards and do not correspond to the actual value that may be recognized. These amounts represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. Assumptions made in the calculation of these amounts are included in Note 5 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Certain of these awards have no intrinsic value to the recipient until the performance or vesting schedule is met. Vesting schedules for equity awards can be found in the footnotes to the "Outstanding Equity Awards as of December 31, 2013" table.

The Board recommends a vote "FOR" the non-binding advisory
approval of our executive compensation.

Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan (Proposal 3)

We award long-term equity incentive grants to our key employees for retention purposes. We are asking our stockholders to approve the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan. We believe that long-term equity compensation is an important retention tool, and directly ties the interests of our executive officers and key employees to the interests of our stockholders. Additional details concerning our long-term equity compensation plan can be found on page 25.

The Board recommends a vote "FOR" approval of the
Group 1 Automotive, Inc. 2014 Long Term Incentive Plan.

 iv              2014 Proxy Statement

 Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2014 (Proposal 4)

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2014. Set forth below is summary information with respect to Ernst & Young's fees for services provided in 2012 and 2013.

Type of Fees	2012 ($)	2013 ($)	&zwsp;
Audit Fees	1,165,150	1,909,493
Audit Related Fees	—	631,880
Tax Fees	172,140	526,780
All Other Fees	2,200	2,200
Total	1,339,490	3,070,353

The Board recommends a vote "FOR" ratification of
Ernst & Young LLP as our independent registered public accounting firm for 2014.

     2014 Proxy Statement    v

800 Gessner, Suite 500
Houston, TX 77024

Proxy Statement

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors ("our Board" or the "Board") of Group 1 Automotive, Inc. ("Group 1" or "our Company") for use at our 2014 Annual Meeting of Stockholders (the "Annual Meeting"), and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") were first sent to stockholders on or about April 10, 2014.

2014 Annual Meeting Date and Location

Our Annual Meeting will be held at Sterling McCall Lexus, 10025 Southwest Freeway, Houston, TX 77074, on Tuesday, May 20, 2014, at 10:00 a.m., Central Daylight Time, or at such other time and place to which the meeting may be adjourned.

References in this proxy statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

Delivery of Proxy Materials

The proxy materials, including this proxy statement, the Notice of Annual Meeting, the Notice of Internet Availability, a proxy card or voting instruction card, and our Annual Report to Stockholders for the fiscal year ended December 31, 2013 are being distributed and made available on or about April 10, 2014. In accordance with rules approved by the Securities and Exchange Commission, beginning on or about April 10, 2014, we mailed the Notice of Internet Availability to certain beneficial owners of our common stock and stockholders of record containing instructions on how to access the proxy materials and vote online. In addition, the proxy materials were mailed to certain beneficial owners of our common stock and stockholders of record on or about April 10, 2014.

The Notice of Internet Availability provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a timelier manner, save us the cost of printing and mailing documents to you, and conserve natural resources.

     2014 Proxy Statement    1

Questions and Answers

What is the purpose of the meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting, including the election of two Class III directors, the approval, on a non-binding advisory basis, of our executive compensation, the approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan, the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and the consideration of any other matters properly presented at the meeting. In addition, senior management will report on our business and financial performance during fiscal year 2013 and respond to your questions.

Who is entitled to vote at the meeting?

Only our stockholders as of 5:00 p.m., Central Daylight Time, on March 24, 2014 (the record date) are entitled to receive notice of the Annual Meeting and to vote at the meeting. On March 24, 2014,

there were 24,184,978 shares of Group 1 common stock issued and outstanding and entitled to vote at the meeting.

How many votes may I cast?

You are entitled to one vote for each share of Group 1 common stock you owned at 5:00 p.m.,

Central Daylight Time, on March 24, 2014, on all matters presented at the meeting.

What is the difference between a stockholder of record and a beneficial owner or "street name" holder?

If your shares are registered directly in your name with our registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of those shares, and your shares are held in "street name."

How do I vote my shares?

If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy using any of the following methods:

•
Internet — visit the website shown on the proxy card or Notice of Internet Availability (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2014;

•
Telephone — within the U.S. or Canada, call the toll-free telephone number shown on the proxy card or Notice of Internet Availability and follow the instructions at any time prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2014; or

•
Mail — if you receive a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Company before the voting polls close at the Annual Meeting.

If you vote by Internet or telephone, do not return your proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Submitting your proxy by Internet or telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. If you want to vote in person at the meeting, you must request a ballot. For directions to the Annual Meeting of Stockholders, visit www.sterlingmccalllexus.com/HoursAndDirections.

 2              2014 Proxy Statement

Questions and Answers

Please do not return the Notice of Internet Availability. The Notice of Internet Availability is not a valid proxy.

If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. Beneficial owners voting by telephone or Internet are subject to the same deadlines as described above for holders of record. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.

If you hold common stock in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each position of common stock.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

•
delivering an executed, later-dated proxy that is received by the Corporate Secretary of the Company before the voting polls close at the Annual Meeting;

•
resubmitting your proxy by Internet or telephone at any time prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2014;

•
delivering a written notice of revocation of the proxy to Beth Sibley, Corporate Secretary, Group 1 Automotive, Inc., 800 Gessner,

  Suite 500, Houston, Texas 77024 no later than May 19, 2014; or

•
voting in person at the Annual Meeting.

Only your latest dated proxy we receive prior to the Annual Meeting will be counted. Further, your attendance at the Annual Meeting will not automatically revoke your proxy.

If you are a street name stockholder you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?

If you hold your shares in "street name," you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker, bank or other nominee how to vote your shares, they may vote your shares as they decide as to each routine matter under the rules of the New York Stock Exchange.

If you do not provide specific voting instructions to your broker on non-routine matters, your broker may not cast a vote on the proposal, resulting in a broker non-vote. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-routine matters. If you are a beneficial owner holding shares through a broker, bank or other nominee and you do not vote on certain matters, your broker may cast a vote on your behalf for Proposal No. 4, but not Proposals No. 1, 2, or 3.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

     2014 Proxy Statement    3

Questions and Answers

The table below describes the vote required for approval of each matter to be brought before the meeting, as well as the treatment of abstentions and broker non-votes as to each matter.

Proposal No.	Vote Required	Treatment of Abstentions	Treatment of Broker Non-Votes
1	Each nominee must receive the affirmative vote of a plurality of the votes cast. Class III nominees with the most votes are elected, subject to our majority voting policy described below	Not applicable	Not taken into account
2	The affirmative vote of the holders of a majority of the votes cast	Not applicable	Not taken into account
3	The affirmative vote of a majority of the votes cast	Against	Not taken into account
4	The affirmative vote of the holders of a majority of the votes cast	Not applicable	Not applicable

The Company's majority voting policy requires any director nominee in an uncontested election who receives a greater number of votes "withheld" than votes "for" his or her election to tender his or her resignation promptly following the certification of the election results. The Nominating/Governance Committee of the Board will consider all of the relevant facts and circumstances and make a recommendation to the Board with respect to whether to accept the resignation. Within 90 days, the Board is required to take action with respect to the recommendation and to promptly disclose its decision. The majority voting policy is more fully described in "Information about Our Board of Directors and Its Committees — Majority Voting Policy."

Our Board has appointed Earl J. Hesterberg, our President and Chief Executive Officer, and John C. Rickel, our Senior Vice President and Chief Financial Officer, as the management proxy holders for the Annual Meeting. If you are a stockholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or Internet, as applicable. For stockholders who have their shares voted by duly submitting a proxy by mail, telephone or Internet, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

How does the Board recommend I vote?

Our Board of Directors recommends that you vote your shares "FOR" each of the Class III director nominees; "FOR" the approval, on a non-binding advisory basis, of our executive compensation; "FOR" approval of the Group 1 Automotive, Inc.

2014 Long Term Incentive Plan; and "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.

What is a quorum?

A quorum will be present if the holders of a majority of the shares of common stock entitled to vote are present in person or represented by proxy at the Annual Meeting. Our independent inspector of election, Broadridge Financial Solutions will determine whether or not a quorum is present. There must be a quorum for the Annual Meeting to be held. Proxies received but marked as

 4              2014 Proxy Statement

Questions and Answers

abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

If less than a quorum is represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, and the persons named as proxies will vote the proxies they have been authorized at the Annual Meeting in favor of such an adjournment.

In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. Any adjournment will require the affirmative vote of the holders of a majority of those shares of common stock represented at the meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly before the meeting in favor of such an adjournment.

Who will bear the cost of soliciting votes for the Annual Meeting?

We have engaged Alliance Advisors to assist with the solicitation of proxies for a fee not to exceed $5,000, plus reimbursement for reasonable out-of-pocket expenses. We will bear all expenses of soliciting proxies. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Group 1 may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Who will count the votes?

We have engaged Broadridge Financial Solutions to tabulate the votes and to serve as inspector of election at the Annual Meeting for a fee of approximately $3,500. Broadridge will separately tabulate For, Against and Withhold votes, abstentions and broker non-votes. Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.

May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read "Stockholder Proposals for 2015 Annual Meeting" for information regarding the submission of stockholder proposals and director nominations for consideration at next year's Annual Meeting.

     2014 Proxy Statement    5

The Board of Directors and Corporate Governance

We are committed to good corporate governance which includes the highest standards of professional and personal conduct. Our Board has adopted several governance documents to guide the operation and direction of our Board and its committees, which include our Corporate Governance Guidelines, Code of Ethics, Code of Conduct and charters for the Audit Committee,

Compensation Committee, Nominating/Governance Committee and Finance/Risk Management Committee. Each of these documents is available on our website at www.group1auto.com and stockholders may obtain a printed copy, free of charge, by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

 6              2014 Proxy Statement

Information About Our Board of Directors and Its Committees

In 2013, the Board held 14 meetings and acted by unanimous written consent four times. Committees of the Board held a combined total of 22 meetings. Each director attended 95% or more of the aggregate of all meetings of the Board and the committees on which he or she served during 2013, and, except for one director who was unable to attend one Board meeting, attendance at such meetings was 100% for all directors. Under our Corporate Governance Guidelines, our directors are encouraged to attend the Annual Meeting of our stockholders. All of the then-sitting directors attended our 2013 Annual Meeting of Stockholders. We currently expect all of our directors standing for election to be present at the 2014 Annual Meeting.

Our Board and each of its committees annually conduct a self-evaluation to assess, and identify opportunities to improve, their respective performance. The Nominating/Governance Committee leads our Board in its annual self-evaluation.

Board Leadership Structure

The Nominating/Governance Committee's charter provides that the committee will annually assess the leadership structure of the Board and recommend a structure to the Board for approval. In 2013, the Nominating/Governance Committee conducted that assessment, and determined that having an independent director serve as non-executive Chairman of the Board continues to be in the best interest of our stockholders at this time. Our Chief Executive Officer is responsible for setting our strategic direction and providing day-to-day leadership, while the Chairman of the

Board sets the agenda for Board meetings, presides over meetings of the full Board and provides guidance to our Chief Executive Officer. We believe this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. We discuss our directors' qualifications and characteristics under "Proposals to be Voted on by Stockholders — Proposal 1 — Election of Directors — Board of Directors."

Board Diversity

Our Nominating/Governance Committee is responsible for identifying and recommending to our Board qualified individuals to be nominated to serve on our Board. Our Board's objective is to select individuals that have a demonstrated record of integrity, sound business judgment, leadership, objectivity, independence of mind, and commitment. In selecting potential Board candidates, our Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board's deliberations and decisions. Board membership should reflect diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, and ethnicity. This process has resulted in a Board that is comprised of highly qualified directors that reflect diversity as we define it.

Independence of the Members of our Board

The Board has analyzed the independence of each director. It has affirmatively determined that Ms. Raff and Messrs. Adams, Lataif, Quinn, Strange and Watson (all of our non-employee directors) are independent directors under the New

York Stock Exchange's listing standards. As part of its analysis, the Board determined that none of these directors has a material relationship with our Company. Mr. Hesterberg was determined not to be independent because he is our President and

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Information About Our Board of Directors and Its Committees

Chief Executive Officer, and Mr. Pereira, who was appointed to the Board following our acquisition of UAB Motors Participações, S.A. ("UAB"), was determined not to be independent because he is our Regional Vice President, Brazil and the Chairman of UAB.

We have in the past, and may, in the future, make donations to various charitable organizations. From time to time, some of our directors, officers and employees have been, and in the future may be, affiliated with such charities. During the annual independence review, our Board determined that any such affiliations did not impact the independence of our directors.

Majority Voting Policy

Under our majority voting policy, in an uncontested election of directors, any nominee who receives a greater number of votes "withheld" than votes "for" his or her election will, promptly following the certification of the stockholder vote, tender his or her written resignation to the Board for consideration by the Nominating/Governance Committee. The Nominating/Governance Committee will consider the resignation and will make a recommendation to the Board concerning whether to accept or reject it.

In determining its recommendation to the Board, the Nominating/Governance Committee will consider all factors it considers relevant, which may include:

•
the stated reason or reasons why stockholders who cast withhold votes for the director did so;

•
the qualifications of the director; and
•
the results of the most recent evaluation of the tendering director's performance by the Nominating/Governance Committee and other members of the Board.

Under our majority voting policy, the Board will take formal action on the recommendation no later than 90 days following the certification of the results of the stockholders' meeting. In considering the recommendation, the Board will consider the information, factors and alternatives considered by the Nominating and Governance Committee and any additional information that the Board considers relevant. The Company will promptly disclose the Board's decision whether to accept or reject the director's tendered resignation. If applicable, the Board will also disclose the reason or reasons for rejecting the tendered resignation.

Executive Sessions of our Board

The independent directors meet in executive session at each regularly scheduled meeting of our Board. Mr. Adams, our non-executive Chairman of the Board, presides over these meetings and is responsible for preparing an agenda for the meetings of the independent directors in executive session.

Risk Oversight

Our Board, as a whole and through its committees, has broad responsibility for the oversight of risk management as well as specific risk management accountability for governance, overall operational risk, executive compensation, Chief Executive Officer succession planning and our system of internal controls, including financial reporting. In its risk management role, our Board has the responsibility to satisfy itself that our risk management processes and controls are adequate and functioning as designed and that our business

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Information About Our Board of Directors and Its Committees

is conducted wisely and in compliance with proper governance and applicable laws and regulations.

Much of our Board's oversight work is delegated to various committees, which meet regularly and report back to the full Board. All committees have significant roles in carrying out the risk oversight and management function. Each committee is comprised entirely of independent directors, except the Finance/Risk Management Committee, and is responsible for overseeing risks associated with its respective area of responsibility as further detailed below.

•
The Finance/Risk Management Committee is charged with oversight of our risk exposure related to our operations, including, among other things, cyber security and data protection and litigation management, risk management strategies, strategies for our insurance programs and our compliance with material debt instruments. The Finance/Risk Management Committee monitors our finance-related activities and provides guidance to management and the Board concerning our long-range financial policies and objectives.

•
The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting (primarily internal control risks) and legal and regulatory compliance. In fulfilling these oversight responsibilities, the Audit Committee meets with our management and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters, as well as our significant financial and accounting policies. The Audit Committee also separately meets with our director of internal audit on a regular basis, and with other members of management, as deemed appropriate, to review, among other things, the identified risk areas and scope of the internal audit approach. The Audit Committee receives regular reports regarding the status and findings of audits being conducted by the internal auditors and independent registered public accounting firm, accounting changes that could affect our financial statements and proposed audit adjustments. Further, the Audit Committee chair routinely meets between formal Audit Committee meetings with our chief financial officer, corporate controller, director of internal audit and our independent registered public accounting firm.

•
The Compensation Committee is responsible for overseeing risks relating to employment policies, our compensation policies and programs and our benefits systems. To assist it in satisfying these oversight responsibilities, from time to time the Compensation Committee has retained its own compensation consultant and meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made. A separate discussion regarding the risk considerations in our compensation programs, including the processes that are put in place by the Compensation Committee and management to identify, manage and mitigate potential risks in compensation, can be found on page 53 of this proxy statement.

•
The Nominating/Governance Committee is responsible for oversight of risks relating to succession planning for our Chief Executive Officer and other key officers, our corporate governance guidelines and practices and our corporate compliance program. To satisfy these oversight responsibilities, the Committee receives regular reports from our officers that are responsible for each of these areas on matters such as progress against succession planning programs and goals that could affect our operations. In addition, on an annual basis, the Nominating/Governance Committee conducts a review of the performance of the Board and its committees and reviews and reassesses the adequacy of the corporate governance guidelines and recommends any proposed changes to the Board.

In addition to reports from its committees, our Board receives regular reports directly from the officers responsible for oversight of particular risks

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Information About Our Board of Directors and Its Committees

within our Company. Specifically, our officers report to our Board regarding the Enterprise Risk Management Program that management has implemented to assess, manage and monitor areas of risk that are significant to our business, including safety and risk, strategic planning and operational risk, financial and accounting risk, and governance, regulatory and legislative risk. Risk profiles are updated annually to insure that all risks continue to be identified. Our officers also report to our Board on which risks management has assessed as the most significant, together with management's plans to mitigate those risks. Further, our outside counsel reports in person to our Board periodically on an as-needed basis to keep our directors informed concerning legal risks and other legal matters involving our Company. Finally, we have robust internal audit systems in place to review adherence to policies and procedures, which are supported by a separate internal audit department.

Committees of our Board

Our Board has established four standing committees to assist it in discharging its responsibilities: the Audit Committee, the Compensation Committee, the Nominating/Governance Committee and the Finance/Risk Management Committee. The following chart reflects the current membership of each committee:

Name	Audit Committee	Compensation Committee	Nominating/ Governance Committee	Finance/Risk Management Committee	&zwsp;
John L. Adams	M	M		M
Earl J. Hesterberg				M
Louis E. Lataif	M	M	C
Lincoln Pereira				M
Stephen D. Quinn	M		M	C
Beryl Raff		M	M
J. Terry Strange	C	M		M
Max P. Watson, Jr.		C	M	M

M — Member
C — Chairman

Each of the committee charters is available on our website at www.group1auto.com and stockholders may obtain printed copies, free of charge, by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

Audit Committee

Pursuant to its charter, the purposes and responsibilities of our Audit Committee include:

•
overseeing the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;
•
overseeing our compliance with legal and regulatory requirements;

•
overseeing the qualifications, performance and independence of our independent registered public accounting firm;

•
overseeing the performance of our internal audit function;

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Information About Our Board of Directors and Its Committees

•
overseeing our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and our Board have established;

•
providing an open avenue of communication among our independent registered public accounting firm, financial and senior management, the internal auditing department, and our Board, always emphasizing that the independent registered public accounting firm is accountable to the Audit Committee; and

•
performing such other functions as our Board may assign to the Audit Committee from time to time.

In addition to, and in connection with, the purposes and responsibilities described above, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee also reviews our annual and quarterly financial statements and confirms the independence of our independent registered public accounting firm.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate, or to determine that such statements are in accordance with accounting principles generally accepted in the United States and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with accounting principles generally accepted in the United States and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with our policies and procedures.

The Audit Committee, whose members consisted of Mr. Strange (Chairman), Mr. Adams, Mr. Lataif and Mr. Quinn, held eight meetings during 2013. Mr. Strange also serves on the Audit Committees of New Jersey Resources Corporation, Newfield Exploration Company and SLM Corporation. Our Board has determined that Mr. Strange's simultaneous service on these other Audit Committees and our Audit Committee does not impair his ability to serve effectively on our Audit Committee.

All members of the Audit Committee are independent as that term is defined in the New York Stock Exchange's listing standards and by Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Our Board has determined that each member of the Audit Committee is financially literate and that Mr. Strange has the necessary accounting and financial expertise to serve as Chairman. Our Board has also determined that Mr. Strange is an "audit committee financial expert" following a determination that Mr. Strange met the criteria for such designation under the SEC's rules and regulations. For information regarding Mr. Strange's business experience, please read "Proposals to be Voted on by Stockholders — Proposal 1 — Election of Directors — Board of Directors."

The Report of the Audit Committee is set forth on page 38 of this proxy statement.

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Information About Our Board of Directors and Its Committees

 Compensation Committee

Pursuant to its charter, the purposes of our Compensation Committee are to:

•
review, evaluate, and approve our agreements, plans, policies, and programs to compensate our senior corporate officers;

•
review and discuss with our management the Compensation Discussion and Analysis to be included in our proxy statement for the Annual Meeting of stockholders and to determine whether to recommend to our Board that the Compensation Discussion and Analysis be included in the proxy statement, in accordance with applicable rules and regulations;

•
produce the Compensation Committee Report for inclusion in the proxy statement, in accordance with applicable rules and regulations;

•
otherwise discharge our Board's responsibility relating to compensation of our senior corporate officers; and

•
perform such other functions as our Board may assign to the Compensation Committee from time to time.

In connection with these purposes, our Board has entrusted the Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our senior corporate officers (our executive officers and officers that report directly to our Chief Executive Officer). The Compensation Committee reviews and approves the compensation of our senior corporate officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals and changes in an officer's duties and responsibilities. The Compensation Committee also approves all employment agreements related to the senior corporate officers and approves recommendations regarding equity awards for all employees. Together with management, and any counsel or other advisors deemed appropriate by the Compensation Committee, the Compensation

Committee typically reviews and discusses the particular executive compensation matter presented and makes a final determination, with the exception of compensation matters relating to our Chief Executive Officer. In the case of our Chief Executive Officer, the Compensation Committee reviews and discusses the particular compensation matter (together with our management and any counsel or other advisors deemed appropriate) and formulates a recommendation. The Compensation Committee's Chairman then generally reports the Compensation Committee's recommendation for approval by the full Board or, in certain cases, by the independent directors.

In general, executive compensation matters are presented to the Compensation Committee or raised with the Compensation Committee in one of the following ways: (1) at the request of the Compensation Committee Chairman or another Compensation Committee member or member of our Board, (2) in accordance with the Compensation Committee's agenda, which is reviewed by the Compensation Committee members and other directors on an annual basis, (3) by our Chief Executive Officer or Vice President of Human Resources or (4) by the Compensation Committee's outside compensation consultant.

The Compensation Committee works with the management team, our Chief Executive Officer and our Vice President of Human Resources to implement and promote our executive compensation strategy. The most significant aspects of management's involvement in this process are:

•
preparing materials in advance of Compensation Committee meetings for review by the Compensation Committee members;

•
evaluating executive performance;

•
establishing our business goals; and

•
recommending the compensation arrangements and components for our executives.

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Information About Our Board of Directors and Its Committees

Our Chief Executive Officer is instrumental to this process. Specifically, the Chief Executive Officer assists the Compensation Committee by:

•
evaluating senior corporate officer performance;

•
providing background information regarding our business goals; and

•
recommending compensation arrangements and components for our senior corporate officers (other than himself).

In addition, our Vice President of Human Resources is involved in the executive compensation process by:

•
providing the necessary compensation information to, and acting as our liaison with, the compensation consultant;

•
updating and modifying compensation plan policies, guidelines and materials, as needed; and

•
providing recommendations to the Compensation Committee and our Chief Executive Officer regarding compensation structure, awards and plan design changes.

Under its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of our senior corporate officers and our directors and also has the sole authority to approve the consultant's fees and other retention terms. To the extent permitted by applicable law, the Compensation Committee may delegate some or all of its authority to subcommittees as it deems appropriate.

During 2013, the Compensation Committee engaged Pearl Meyer & Partners ("PM&P") to conduct a compensation analysis which involved the comparison of long-term, short-term and total compensation of our Named Executive Officers with a selected group of peer companies. We generally compare compensation data at the 25th, 50th and 75th percentiles of the market and engage PM&P to review our analysis. While we do not think it is appropriate to establish compensation based solely on benchmarking, we believe that this practice is useful for two reasons. First, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our stockholders. Second, benchmarking allows us to assess the reasonableness of our compensation practices. This process allows us to achieve one of our primary objectives of maintaining competitive compensation to ensure retention when justified and rewarding the achievement of Company objectives so as to align with stockholder interest. PM&P is an independent compensation consulting firm and does not provide any other services to us outside of matters pertaining to executive officer and director compensation. PM&P reports directly to the Compensation Committee, which is the sole party responsible for determining the scope of services performed by PM&P and the directions given to PM&P regarding the performance of such services.

In February 2014, the Compensation Committee considered the independence of PM&P in light of new SEC rules and listing standards of the New York Stock Exchange. The Compensation Committee requested and received a letter from PM&P addressing the consulting firm's independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm's total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The letter highlighted three additional factors that supported their independence: (1) PM&P has regular discussions with only the

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Information About Our Board of Directors and Its Committees

Compensation Committee (or select members of the Compensation Committee) present and where PM&P interacts with management, it is at the Compensation Committee Chair's request and/or with the Chair's knowledge and approval, (2) PM&P has not provided any gifts, benefits, or donations to our Company or received any gifts, benefits, or donations from our Company and (3) PM&P is bound by strict confidentiality and information sharing protocols. The Compensation Committee discussed these considerations, among other things, and concluded that the work of PM&P did not raise any conflict of interest.

All members of the Compensation Committee are independent as that term is defined in the New York Stock Exchange's listing standards. The Compensation Committee, whose members consisted of Mr. Watson (Chairman), Mr. Adams, Mr. Lataif, Ms. Raff and Mr. Strange, held five meetings during 2013.

The Report of the Compensation Committee is set forth on page 54 of this proxy statement.

Nominating/Governance Committee

Pursuant to its charter, the purposes of our Nominating/Governance Committee are to:

•
assist our Board by identifying individuals qualified to become members of our Board and recommend director nominees to our Board for election at the Annual Meetings of stockholders or for appointment to fill vacancies;

•
recommend to our Board the appropriate composition of our Board and its committees and Board committee membership and leadership;

•
advise our Board about and recommend to our Board appropriate corporate governance guidelines and practices and assist our Board in implementing those guidelines and practices;

•
lead our Board in its annual review of the performance of our Board and its committees;

•
direct all matters relating to the succession of our Chief Executive Officer and other key officers of the Company; and

•
perform such other functions as our Board may assign to the Nominating/Governance Committee from time to time.

In connection with these purposes, the Nominating/Governance Committee actively seeks individuals qualified to become members of our Board, seeks to implement the independence standards required by law, applicable listing standards, our Restated Certificate of Incorporation, our Amended and Restated Bylaws and our Corporate Governance Guidelines, and identifies the qualities and characteristics necessary for an effective Chief Executive Officer.

In considering candidates for our Board, the Nominating/ Governance Committee will consider the entirety of each candidate's credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating/Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of our Board may vary in light of its composition and the Nominating/Governance Committee's perceptions about future issues and needs. However, while the Nominating/Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating/Governance Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications, moral character and whether prospective nominees have relevant business and financial experience or have industry or other specialized expertise.

The Nominating/Governance Committee may consider candidates for our Board from any

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reasonable source, including from a search firm engaged by the Nominating/Governance Committee or stockholder recommendations, provided that the procedures set forth below are followed. The Nominating/Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate's relevant business experience, the Nominating/Governance Committee may consider previous experience as a member of our Board. Any invitation to join our Board must be extended by our Board as a whole, by the Chairman of the Nominating/Governance Committee and by the Chairman of the Board.

Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating/Governance Committee. For additional information on such requests and the applicable timing, please see "Stockholder Proposals for 2015 Annual Meeting."

In addition to the purposes described above, our Board has entrusted the Nominating/Governance Committee with the responsibility for establishing,

implementing and monitoring the compensation for our directors. The Nominating/Governance Committee establishes, reviews and approves the compensation of our directors and makes appropriate adjustments based on Company performance, duties and responsibilities of the directors and competitive environment. The Nominating/Governance Committee's primary objectives in establishing and implementing director compensation are to:

•
ensure the ability to attract, motivate and retain the talent necessary to provide qualified Board leadership; and

•
use the appropriate mix of long-term and short-term compensation to ensure high Board/committee performance.

All members of the Nominating/Governance Committee are independent as defined under the New York Stock Exchange's listing standards. The Nominating/Governance Committee, whose members consisted of Mr. Lataif (Chairman), Mr. Quinn, Ms. Raff and Mr. Watson, held four meetings during 2013.

Finance/Risk Management Committee

Pursuant to its charter, the purposes of our Finance/Risk Management Committee are to:

•
review, oversee and report to our Board regarding our financial status and capital structure, debt and equity financings, cash management and other banking activities, compliance with covenants of material debt instruments, investor/stockholder relations, relationships with various financial constituents and securities repurchase activities, and authorize transactions related thereto within limits prescribed by our Board;

•
review and assess risk exposure and insurance related to our operations and authorize transactions within limits prescribed by our Board; and
•
review capital expenditures and other capital spending plans, including significant acquisitions and dispositions of business or assets, and authorize transactions within limits prescribed by our Board.

In connection with these purposes, the Finance/Risk Management Committee reviews periodically our financial status and capital structure and can authorize finance-related activities within limits prescribed by our Board. The Finance/Risk Management Committee reviews with management the status of current litigation matters and regularly reports to our Board on litigation and contingent liabilities. The Finance/Risk Management Committee also consults with management on matters that could have a significant financial impact on our Company and reviews our financial policies and procedures, our compliance with

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Information About Our Board of Directors and Its Committees

material debt instruments and our significant banking relationships. In addition, the Finance/Risk Management Committee reviews and assesses periodically the risk exposure of our operations and plans and strategies for insurance programs, and authorizes risk management-related activities within limits prescribed by our Board. The Finance/Risk Management Committee also provides direction for the assessment of future capital spending and acquisition opportunities and reviews capital expenditure plans, including significant acquisitions and dispositions of businesses and assets and other specific capital projects.

In 2011, at the request of the Finance/Risk Management Committee, management developed and presented to the Board a robust Enterprise Risk Management Program, concentrating primarily in four principal areas that are significant to our business: (1) safety and risk; (2) strategic planning and operational risk; (3) financial and accounting risk; and (4) governance, regulatory and legislative risk. Risk profiles are updated annually to insure that all risks continue to be identified. Management updates the Finance/Risk Management Committee as new risks are identified, and the steps taken to mitigate such risks. On an annual basis, management reviews the testing results with the full Board and steps taken to mitigate new risks which have been identified.

All members of the Finance/Risk Management Committee, except for Mr. Hesterberg, our President and Chief Executive Officer and Mr. Pereira, our Regional Vice President, Brazil, are independent as defined under the New York Stock Exchange's listing standards. The Finance/Risk Management Committee, whose members consisted of Mr. Quinn (Chairman), Mr. Adams, Mr. Hesterberg, Mr. Pereira, Mr. Strange and Mr. Watson, held four meetings during 2013. Mr. Pereira was appointed to the Finance/Risk Management Committee in February 2013.

Communications With Directors

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, to any committee of our Board, to the non-executive Chairman of the Board (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, to:

c/o Group 1 Automotive, Inc.
800 Gessner, Suite 500
Houston, Texas 77024

Any correspondence addressed to our Board, to any committee of our Board, to the non-executive Chairman of the Board, or to any one of the directors in care of our offices is required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed.

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Proposal 1 — Election of Directors

Our Restated Certificate of Incorporation provides for a classified Board. The directors are divided into three classes, with each class serving for a period of three years. As a result, the stockholders elect approximately one-third of the members of our Board annually.

The board is currently composed of eight directors. Following the Annual Meeting, the board size will be seven members as one current director, Louis E. Lataif, has reached the Company's mandatory retirement age for non-management directors. The Nominating/Governance Committee is conducting a search for qualified board candidates and will recommend to the full board, based on the results of that search, any later changes to the board size. At the upcoming stockholders meeting, stockholders may vote for only two nominees, either in person or by proxy.

Based on the recommendation from the Nominating/Governance Committee, our Board has nominated Stephen D. Quinn and Lincoln da Cunha Pereira Filho for election as Class III directors to serve until the 2017 Annual Meeting and until their successors have been elected and qualified, or until their earlier resignation or removal. Each nominee is currently a director. Mr. Quinn was most recently elected to our Board by the stockholders in 2011. On February 28, 2013, in connection with the completion of the Company's acquisition of UAB Motors Participações S.A. ("UAB"), the Company entered into a Stockholders Agreement (the "Stockholders Agreement") with former shareholders of UAB (the "UAB Shareholders"). Pursuant to the terms of the Stockholders Agreement, the UAB Shareholders have the right to designate one director to the Board so long as certain stock ownership of the Company is maintained. Mr. Pereira is currently the UAB Shareholders' designee to the Board.

The term for our Class I directors expires in 2015 and the term for our Class II directors expires in 2016.

Stockholders may not cumulate their votes in the election of our directors. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected. However, if a nominee should become unable or unwilling to serve for any reason (which we do not anticipate), proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size.

Under Delaware law and our Amended and Restated Bylaws, a plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular Board position is elected for that position. You may vote "for" or "withheld" with respect to the election of directors. Only votes "for" or "withheld" are counted in determining whether a plurality has been cast in favor of a director. Abstentions are not counted for purposes of the election of directors.

Our majority voting policy requires, in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" to promptly tender his or her resignation following certification of the election results. The Nominating/Governance Committee will promptly consider the resignation and a range of possible responses based on the circumstances that led stockholders to withhold votes, if known, and make a recommendation to the Board. The Board will act on the committee's recommendation within 90 days following certification of the results of the election.

Our Board of Directors Recommends a Vote "FOR" the Election of Each of the Class III Nominees for Director.

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Proposal 1 — Election of Directors

The following table sets forth certain information, as of the date of this proxy statement, regarding our director nominees and other directors whose terms extend beyond the Annual Meeting.

	Position and Offices with Group 1	Director Since	Age	&zwsp;
Class I Directors
Earl J. Hesterberg	Director, President and Chief Executive Officer	2005	60
Beryl Raff	Director	2007	63
Class II Directors
John L. Adams	Director, Chairman of the Board	1999	69
J. Terry Strange	Director	2003	70
Max P. Watson, Jr.	Director	2001	68
Class III Nominees
Lincoln Pereira	Director, Regional Vice President, Brazil	2013	54
Stephen D. Quinn	Director	2002	58

Board of Directors

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. Each of our directors has contributed to the mix of skills, core competencies and qualifications of our Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most reputable organizations in the world. Our Board has also considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Many of our directors also have served as directors of Group 1 for many years and benefit from an intimate knowledge of our operations and corporate philosophy. Our Board believes that through their varying backgrounds, our directors bring a wealth of experiences and new ideas to our Board.

Described on the following pages are the principal occupations, positions and directorships for at least the past five years of our director nominees and other directors whose terms extend beyond the Annual Meeting, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board. There are no family relationships among any of our directors or executive officers.

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Proposal 1 — Election of Directors

Skills and Qualifications of our Board of Directors

The following table includes the breadth and variety of business experience that each of our director nominees and other directors with terms extending beyond the Annual Meeting brings to our Board.

Name	Automotive	Retail & Marketing	Board Experience	Public Company Experience	Executive Leadership	Financial Expertise	Advanced Degree	CEO or Similar Role	International	&zwsp;
John L. Adams			✓	✓	✓	✓	✓	✓
Earl J. Hesterberg	✓	✓	✓	✓	✓		✓	✓	✓
Lincoln Pereira	✓	✓	✓		✓	✓	✓	✓	✓
Stephen D. Quinn			✓	✓	✓	✓	✓	✓
Beryl Raff		✓	✓	✓	✓		✓	✓
J. Terry Strange			✓	✓	✓	✓	✓	✓	✓
Max P. Watson, Jr.			✓	✓	✓			✓	✓

Nominees for Election at the Annual Meeting to Term Expiring 2017 (Class III Directors)

Lincoln Pereira

Mr. Pereira has served as one of our directors since February 2013. Mr. Pereira has served as our Regional Vice President, Brazil since March 2013 and has served as chairman of our subsidiary, UAB Motors Participações S.A. (which we acquired in February 2013), since 2007. From 1999 to 2005, Mr. Pereira served as a legal representative of United Auto do Brasil Ltda, a public auto group operating in São Paulo and controlled by United Auto Group. From 1995 through 2005, Mr. Pereira practiced law with Cunha Pereira Advogados, representing professional athletes and international race car drivers. He was also co-founder and a major shareholder in Cunha Pereira Negócios Imobiliários, a local Brazilian real estate company, and in 1999, he founded Atrium Telecomunicações Ltda, a provider of local exchange telecommunication services. Atrium was sold to Telefonica of Spain in December 2004, and Mr. Pereira founded E-Vertical Tecnologia, a leading provider of high tech facilities management services to commercial properties. From 1978 through 1995, Mr. Pereira held numerous positions with various banks, both in Brazil and abroad. Mr. Pereira serves on the Board of Boa Vista Servicos S.A.-SCPC, the second largest credit bureau in Brazil, is Vice Chairman of the Board of the São Paulo Chamber of Commerce (ACSP), serves as Chairman of the Associação Brasileira dos Concessionários Nissan (ABCN), and serves as a Director of the Associação Brasileira dos Concessionários BMW and Associação Brasileira do Distribuidores Toyota. He is also a Chapter Sponsorship Officer of YPO-WPO São Paulo, a not-for-profit, global network of young chief executives connected around the shared mission of becoming Better Leaders Through Education and Idea Exchange.TM Mr. Pereira received his LL.B. from Faculdade de Direito do Largo de São Francisco.

Mr. Pereira has extensive automotive retailing and manufacturer relations experience, as well as legal, finance, business and management expertise. He also has a deep understanding of the Brazilian finance, trade and legal sectors. As chairman of UAB, Mr. Pereira has dealt with many of the major issues that we deal with today. Mr. Pereira's experience and expertise in these matters make him well qualified to serve as a member of the Board.

     2014 Proxy Statement    19

Proposal 1 — Election of Directors

Stephen D. Quinn

Mr. Quinn has served as one of our directors since May 2002. Mr. Quinn joined Goldman, Sachs & Co., a full-service global investment banking and securities firm, in August 1981 where he specialized in corporate finance. From 1990 until his retirement in 2001, Mr. Quinn served as a General Partner and Managing Director of Goldman, Sachs & Co., a multi-bank holding company that operates approximately 500 banking offices in 10 states. Mr. Quinn also serves on the Board of Directors, the Audit Committee and the Risk Oversight Committee of Zions Bancorporation. Mr. Quinn holds degrees from Brigham Young University and Harvard University Graduate School of Business.

Mr. Quinn was selected to serve as a director on our Board due to his valuable financial expertise and extensive experience with capital markets transactions. His judgment in assessing business strategies and the accompanying risks, is an invaluable resource for our business model. Mr. Quinn also has significant historical knowledge of our Company as a result of his role at Goldman Sachs, an underwriter for our initial public offering. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

Directors Whose Terms Extend Beyond the Annual Meeting

Class I Directors

Earl J. Hesterberg

Mr. Hesterberg has served as our President and Chief Executive Officer and as a director since April 2005. Prior to joining us, Mr. Hesterberg had served as Group Vice President, North America Marketing, Sales and Service for Ford Motor Company, a global manufacturer and distributor of cars, trucks and automotive parts, since October 2004. From July 1999 to September 2004, he served as Vice President, Marketing, Sales and Service for Ford of Europe, and from 1999 until 2005, he served on the supervisory board of Ford Werke AG. Mr. Hesterberg has also served as President and Chief Executive Officer of Gulf States Toyota, an independent regional distributor of new Toyota vehicles, parts and accessories. He has also held various senior sales, marketing, general management, and parts and service positions with Nissan Motor Corporation in U.S.A. and Nissan Europe, both of which are wholly-owned by Nissan Motor Co., Ltd., a global provider of automotive products and services. Mr. Hesterberg serves on the Board of Directors of Stage Stores, Inc., a national retail clothing chain with over 800 stores located in 39 states where he is a member of the Corporate Governance and Nominating Committee and Chairman of the Compensation Committee. Mr. Hesterberg also serves on the Board of Trustees of Davidson College. Mr. Hesterberg received his BA in Psychology at Davidson College in 1975 and his MBA from Xavier University in 1978.

As our President and Chief Executive Officer, Mr. Hesterberg sets the strategic direction of our Company under the guidance of our Board. He has extensive senior executive management experience in the automotive industry. His successful leadership of our Company and extensive knowledge of the automotive industry provides our Board with a unique perspective on the opportunities and challenges we face. His knowledge and handling of the day-to-day issues affecting our business provide our Board with invaluable information necessary to direct the business and affairs of Group 1.

 20              2014 Proxy Statement

Proposal 1 — Election of Directors

Beryl Raff

Ms. Raff has served as one of our directors since June 2007. Since April 2009, she has served as Chairman and Chief Executive Officer of Helzberg Diamond Shops, Inc., a retail and online jewelry retailer, and a wholly owned subsidiary of Berkshire Hathaway Inc. Ms. Raff served as Executive Vice President-General Merchandising Manager from 2005 through 2009, and as Senior Vice President from 2001 through 2005, for the fine jewelry division of J.C. Penney Company, Inc., a holding company for J.C. Penney Corporation, Inc., a retailer of apparel and home furnishings. Ms. Raff serves on the Advisory Board of Jewelers Circular Keystone, a trade publication and industry authority, and on the Executive Board of Jewelers Vigilance Committee, a non-profit organization focused on legal and regulatory issues facing the jewelry industry. Ms. Raff is also a Director of the NACD Heartland Chapter, a non-profit organization dedicated to excellence in board leadership. From 2001 through February 2011, Ms. Raff served on the Board of Directors, the Corporate Governance Committee and the Compensation Committee (which she chaired from 2008 to 2011) of Jo-Ann Stores,  Inc., a national specialty retailer of craft, sewing and decorating products. Ms. Raff received her BS in Business Administration from Boston University and her MBA from Drexel University.

Ms. Raff was selected to serve as a director on our Board due to her extensive knowledge of the retail industry and her business and management expertise from her position as an executive officer and director of several companies. She has experience with profit and loss management responsibility, sales and marketing, strategic planning and compensation and risk management, all of which provide extensive perspectives to offer as a director of Group 1. Her previous service on other boards provides us with important perspectives on key corporate governance matters. Ms. Raff has also demonstrated commitment to civic works and to corporate social responsibility. The Board believes her experience and expertise in these matters make her well qualified to serve as a member of the Board.

     2014 Proxy Statement    21

Proposal 1 — Election of Directors

Class II Directors

John L. Adams

Mr. Adams has served as non-executive Chairman of the Board since April 2005 and as one of our directors since November 1999. Mr. Adams served as Executive Vice President of Trinity Industries, Inc., one of North America's largest manufacturers of transportation, construction and industrial products, from January 1999 through June 2005. He served as Vice Chairman of Trinity Industries from July 2005 through March 2007. Before joining Trinity Industries, Mr. Adams spent 25 years in various positions with Texas Commerce Bank N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, Mr. Adams was Chairman, President and Chief Executive Officer of Chase Bank of Texas. Mr. Adams serves on the Board of Directors, the Corporate Governance and Directors Nominating Committee and is Chairman of the Finance and Risk Management Committee of Trinity Industries, Inc. and on the Board of Directors and Audit Committee of Dr Pepper Snapple Group, Inc., a refreshment beverage business. Mr. Adams also serves on the Board of Directors of the Children's Medical Center of Dallas, the University of Texas Chancellor's Council, and the McCombs School of Business Advisory Board and President's Development Board. Mr. Adams received his BBA and JD from the University of Texas.

Mr. Adams' extensive financial and executive management experience provides him with the necessary skills to be Chairman of our Board. As a result of his experience, he has dealt with many of the major issues we deal with today, such as financial, strategic planning, compensation, management development, acquisitions, capital allocation, government and stockholder relations. Mr. Adams' public company board service has also given him exposure to different industries and approaches to governance and other key issues. Through his years of service, he has developed in-depth knowledge of the retail automotive industry generally and our Company in particular. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

 22              2014 Proxy Statement

Proposal 1 — Election of Directors

J. Terry Strange

Mr. Strange has served as one of our directors since October 2003. In 2002, Mr. Strange retired from KPMG, LLP, an independent accounting firm, where he served from 1996 to 2002 as Vice Chairman, Managing Partner of U.S. Audit Practice and head of KPMG's internal risk management program. Mr. Strange served as Global Managing Partner of Audit Business and a member of KPMG's International Executive Committee from 1998 to 2002. During his 34-year career at KPMG, his work included interaction with the Financial Accounting Standards Board and the SEC, testifying before both bodies on issues impacting the auditing profession and SEC registrants. Mr. Strange serves on the Boards of Directors and the Audit Committees of New Jersey Resources Corporation, a retail and wholesale energy service provider, and on the Board of Directors, Audit Committee and as Chairman of the Nominating and Governance Committee of Newfield Exploration Company, an oil and gas exploration and production company. In addition, Mr. Strange serves on the Board of Directors, Risk Committee and as Chairman of the Audit and Compliance Committee of BBVA Compass. Mr. Strange also serves in a volunteer role on the Finance Committee of the National Cutting Horse Association, an equestrian organization that promotes and stages cutting horse events. Mr. Strange received his BA and MBA in Accounting from the University of North Texas.

Mr. Strange has a valuable financial background based on his education and work experiences. He was selected to serve as a director on our Board due to his extensive background in public accounting, auditing, and risk management. He possesses particular knowledge and experience in a variety of financial and accounting areas, including specific experience in auditing and internal risk management. His previous and current board positions on other publicly-traded companies have provided extensive years of audit committee experience, including as chair. His extensive knowledge and experience with accounting practices, policies and rulemaking from his 34-year career at KPMG LLP, is especially important in his role as Chairman of the Audit Committee and as our "audit committee financial expert." The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

Max P. Watson, Jr.

Mr. Watson has served as one of our directors since May 2001. Mr. Watson served as President and Chief Executive Officer of BMC Software, Inc., a provider of enterprise management solutions, from April 1990 to January 2001. He served as Chairman of the Board of Directors of BMC from January 1992 until his retirement in April 2001. Mr. Watson serves on the Board of Trustees of Texas Children's Hospital and as Chairman of the Quality and Safety Committee. From January 2007 through December 2008, Mr. Watson served as Chairman of the Board of Trustees of Texas Children's Hospital. He also serves on the Board of Directors of Scenic Houston, an organization dedicated to preserving and enhancing the visual character of Houston. Mr. Watson received his degree from Louisiana Tech University.

Mr. Watson was selected to serve on our Board due to his extensive business and management expertise from his position with a large global publicly-traded company. As a former chairman, president and chief executive officer, Mr. Watson has experience running a large publicly-traded company, which dealt with many of the major issues that we deal with today, including financial, strategic planning, technology, compensation, management development, acquisitions, capital allocation, government and stockholder relations. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

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Proposal 2 — Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, our stockholders are entitled to cast a vote at the Annual Meeting to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement. As an advisory vote, Proposal 2 is not binding on our Board or its Compensation Committee, will not overrule any previous decisions made by our Board or its Compensation Committee, or require our Board or its Compensation Committee to take any future or remedial action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the "Compensation Discussion and Analysis" ("CD&A") section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. The core of that philosophy has been and continues to be to pay our executive officers compensation that is competitive with amounts paid by our peer companies based on individual and Company performance. In particular, the Compensation Committee strives to attract, retain and motivate talented executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term performance and to encourage our executives' commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and in a manner that is consistent with our strategy, sound corporate governance principles, and stockholder interests and concerns. Our Board believes that our compensation policies and practices are effective in achieving our Company's goals of rewarding sustained financial and operating performance, leadership excellence and aligning the executives' long-term interests with those of our stockholders.

We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation program, and we value your opinion. Based on the stockholder vote on the frequency of an advisory vote on executive compensation that took place at our 2011 Annual Meeting of Stockholders, our Board determined to hold the vote on executive compensation annually until the next stockholder vote on the frequency of such advisory vote, which will be no later than the Company's 2017 Annual Meeting of Stockholders. Thus, the stockholder advisory vote to approve executive compensation currently takes place annually, and the next such vote will take place at our 2015 Annual Meeting of Stockholders.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our Named Executive Officers (including potential payouts upon a termination or change of control) is consistent with market practice. We also believe our executive compensation is reasonable and not excessive. As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our Named Executive Officers, and to review the tabular disclosures regarding our Named Executive Officers' compensation together with the accompanying narrative disclosures in the "Executive Compensation" section of this proxy statement.

In light of these reasons, we are recommending that our stockholders vote "FOR" the following resolution:

"RESOLVED, that the compensation paid to our Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby Approved."

Our Board of Directors Recommends a Vote "FOR" the Approval, on an Advisory Basis, of Our Executive Compensation.

 24              2014 Proxy Statement

Proposal 3 — Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan

General

On March 25, 2014, our Board of Directors, upon the recommendation of its Compensation Committee, unanimously approved and adopted the Group 1 Automotive, Inc. 2014 Long-Term Incentive Plan (the "Plan"), subject to approval of our stockholders at our annual meeting. The Plan will become effective as of the date of approval by our stockholders and will replace the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (as amended and restated effective as of March 11, 2010) (the "Prior Plan"). We use stock awards as part of our compensation program to attract and retain employees and directors and to motivate these persons to achieve objectives related to our overall goal of increasing stockholder value. If stockholders approve the Plan, all future stock and stock-based awards to our employees and directors will be made from the Plan, and we will not grant any additional awards under the Prior Plan.

The reasons we believe stockholders should approve the Plan and a summary description of the Plan are set forth below. The summary is qualified in its entirety by the full text of the Plan, which is attached to this proxy statement as Appendix A.

Why We Believe You Should Vote to Approve the Plan

Maintain our Ability to Grant Stock-Based Compensation

We believe our future success depends on our ability to attract, motivate and retain high-quality employees and directors and that the ability to provide stock and stock-based awards is critical to achieving this success. We have grown significantly since we expanded into the United Kingdom in 2009 and the additional shares will help us incentivize employees within our larger organization. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate employees.

We believe that equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is based on our stock performance. Equity compensation also aligns the goals and objectives of our employees with the interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards are subject to vesting criteria.

If approved, the Plan's share reserve will increase the number of shares that we may currently issue pursuant to equity awards by an additional 1,200,000 shares. The remaining shares reserved for issuance under the Plan will equal (i) the number of shares that remain available for issuance of future award grants under the Prior Plan as of the effective date of the Plan, plus (ii) the number of shares subject to awards granted under the Prior Plan that are outstanding as of the effective date of the Plan to the extent any such award lapses or terminates without all shares subject to that award being issued to the holder of such award or without such holder receiving a cash settlement of such award. The number and kind of shares available under the Plan are subject to adjustment for stock dividends and stock splits and in certain other situations as further described in the Plan. If the Plan is approved, no further award grants will be made under the Prior Plan.

     2014 Proxy Statement    25

Proposal 3 — Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan

The following table includes aggregated information regarding awards outstanding under the Prior Plan as of February 28, 2014, the number of shares available for future awards under the Prior Plan as of that date and the proposed number of additional shares that would be issuable under the Plan.

	Number of Shares	As a Percentage of Shares Outstanding(1)		&zwsp;
Outstanding full-value awards (restricted stock awards and phantom stock awards)(2)	1,099,332	4.5%
Total shares of our common stock available for future award grants under the Prior Plan	590,034	2.4%	(3)
Proposed additional shares of our common stock available for future issuance under the Plan	1,200,000	4.9%	(4)
(1)
As of February 28, 2014, there were approximately 24,266,033 shares of our common stock outstanding. Of this amount, 1,035,960 shares (4.3% of our outstanding shares) were represented by unvested restricted stock awards.

(2)
There were no stock options or stock appreciation rights outstanding under the Prior Plan as of February 28, 2014.

(3)
The total shares subject to outstanding full-value awards as of February 28, 2014 (1,099,332 shares) plus the total shares that remain available for issuance for future award grants under the Prior Plan as of that date (590,034 shares) equals 1,689,366 shares, which represents a current overhang of 7.0% under the Prior Plan as of that date (i.e., the potential dilution of our stockholders represented by the Prior Plan).

(4)
This percentage reflects the simple dilution of our stockholders that would occur if the Plan is approved. Based on the closing price for our common stock on February 28, 2014 of $66.76 per share, the aggregate market value as of that date of the 1,200,000 additional shares requested for issuance under the Plan was $80,112,000.

In 2011, 2012 and 2013, we granted awards under the Prior Plan covering 351,236 shares, 336,524 shares and 324,886 shares, respectively, of our common stock. Based upon the methodology used by Institutional Shareholder Services (ISS), which assigns a greater weight to full-value awards than to stock option awards, the compensation consultant to our Compensation Committee determined that our "burn rate" for each of 2011, 2012 and 2013 (which represents the rate at which our equity award grants under the Prior Plan diluted our stockholders) was 3.96%, 3.89% and 3.08%, respectively, for an average three-year burn rate of 3.65%. Our ISS three-year average burn rate is higher than the three-year average burn rate for other companies within the Company's Global

Industry Classification Standard (GICS) (which companies had an average three-year burn rate of 2.41% based on the ISS methodology) but is lower than the ISS burn rate limit of 4.16% for companies in the Company's GICS.

In determining the number of shares to request for approval under the Plan, our Compensation Committee worked with our management team and its compensation consultant to evaluate a number of factors, including our share usage under the Prior Plan, the dilution of our stockholders that will occur if the Plan is adopted and criteria expected to be used by institutional proxy advisory firms in evaluating our proposal for the Plan.

 26              2014 Proxy Statement

Proposal 3 — Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan

Based on our historic grant rates, we anticipate that the 590,034 shares that remained available for issuance as of February 28, 2014 for future award grants under the Prior Plan would last for up to two years. We anticipate that the additional 1,200,000 shares requested in connection with approval of the Plan will last for up to an additional four years based on historic grant rates and that our total share reserve under the Plan would last for up to six years; however, these shares could last for a shorter period of time if actual grant rates exceed historic grant rates. As noted in "Summary of the Plan" below, our Compensation Committee would retain full discretion under the Plan to determine the number and amount of awards to be granted under the Plan, subject to the terms of the Plan, and future benefits or amounts that may be received by participants under the Plan are not determinable at this time. Since our last request for additional shares at our 2010 annual meeting, our Company has grown significantly and our annual revenues have increased by 97%. Future growth in the number of our dealerships and employees could impact the rate at which our Compensation Committee grants awards under the Plan.

We believe that we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity and, therefore, we have carefully managed our equity incentive compensation. Our equity compensation practices are targeted to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests.

In evaluating this Proposal 3, stockholders should consider the factors set forth under "Plan Highlights" and the "Summary of the Plan" below.

Approval of Material Terms for Code Section 162(m) Purposes

The Internal Revenue Code of 1986, as amended (the "Code"), limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to the Chief Executive Officer and certain other highly compensated executive officers of public companies (the "Deduction Limit"). However, there are exceptions to the Deduction Limit, including an exception for compensation paid under a stockholder-approved plan that meets certain requirements for "qualified performance-based compensation." Generally, compensation attributable to stock options and stock appreciation rights is deemed to satisfy the "qualified performance-based compensation" requirement if:

•
the grant is made by a committee of directors that meets certain criteria;

•
the stockholder-approved plan under which the award is granted states a maximum number of shares with respect to which options or rights may be granted to any individual during a specified period of time; and

•
the amount of compensation the individual could receive under the award is based solely on the increase in the value of the shares after the date of grant.

The Plan has been designed to permit the Compensation Committee, in its discretion, to grant qualifying exempt "performance-based" compensation under the Plan, and our stockholders are being asked to approve the material terms of the Plan to permit the Compensation Committee to grant such awards. For the Plan, these material terms are described in "Summary of the Plan" below in the subsections entitled "Eligibility," "Shares Subject to the Plan" (which sets forth individual award limits) and "Performance Awards."

We believe that awards intended and structured as such by the Compensation Committee will meet the requirements for "performance-based" compensation under Section 162(m), and that the amount of ordinary income to the participant with respect to such awards generally will be allowed as a deduction to us for federal income tax purposes. Although the Plan is designed to permit the Compensation Committee to limit the impact of Section 162(m), the Compensation Committee also believes that the tax deduction is only one of several relevant considerations in setting

     2014 Proxy Statement    27

Proposal 3 — Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan

compensation. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise the Company's ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of awards under the Plan may result in compensation that is not deductible for federal income tax purposes.

Plan Highlights

The Plan authorizes our Compensation Committee to grant equity-based compensation awards in the form of stock options, restricted stock awards, performance awards, phantom stock awards and bonus awards for the purpose of incentivizing employees, directors and consultants who provide services to the Company and its affiliates. Some of the key features of the Plan that reflect our commitment to effective management of incentive compensation are set forth below and are described more fully under the heading "Summary of the Plan" and in the Plan itself, a copy of which is attached as Appendix A to this proxy statement.

Plan Limits.    The maximum number of shares that may be issued under the Plan is limited to:

•
1,200,000 shares of common stock, plus

•
the number of shares that remain available for issuance for future award grants under the Prior Plan as of the effective date of the Plan, plus

•
the number of shares subject to awards that are outstanding as of the effective date of the Plan to the extent any such award lapses or terminates without all shares subject to that award being issued to the holder of such award or without such holder receiving a cash settlement of such award.

The number and kind of shares available under the Plan are subject to adjustment for stock dividends and stock splits and in certain other situations as further described in the Plan.

Independent Committee.    The Plan will be administered by our Compensation Committee, which is composed entirely of independent directors who qualify as "outside directors" within the meaning of Section 162(m) of the Code and "Non-Employee Directors" within the meaning of SEC Rule 16b-3 promulgated under the Exchange Act.

No Discounted Stock Options or Stock Appreciation Rights.    The Plan requires that the purchase price for stock options or stock appreciation rights be at least 100% of the per share fair market value on the date of grant (outside of options assumed in certain corporate transactions described in the Plan).

No Liberal Share Counting.    The Plan does not permit us to use "liberal share counting" methods, such as adding back to the shares of common stock available for issuance under the Plan shares that were used to pay the exercise price of stock options or to cover withholding obligations.

No Repricing.    We have never repriced any underwater stock options or stock appreciation rights, and the Plan prohibits any repricing of stock options or stock appreciation rights (outside of certain corporate transactions or adjustment events described in the Plan) or cancellation of underwater stock options or stock appreciation rights for consideration, in each case without approval by our stockholders.

Dividends and Dividend Equivalents.    The Plan provides that restricted stock awards granted under the Plan may receive dividends and other full-value awards may receive dividend equivalents; however, stock options and stock appreciation rights granted under the Plan may not provide for dividends or dividend equivalents. The Plan further provides that any dividends or dividend equivalents that become payable with respect to an award that remains subject to performance-vesting conditions will be subject to the same performance-vesting conditions that apply to the underlying award.

Summary of the Plan

The following section summarizes the material terms of the Plan. The summary is qualified in its entirety by reference to the Plan, which is attached as Appendix A to this proxy statement.

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Proposal 3 — Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan

Purpose.    The Plan is designed to align our employees' and directors' long-term interests with those of our stockholders by allowing these individuals the potential to develop and maintain a significant equity ownership position in the Company.

Awards.    The Plan provides for the grant of any or all of the following types of awards:

•
incentive stock options;

•
stock options that do not constitute incentive stock options ("non-statutory stock options");

•
restricted stock;

•
performance awards;

•
phantom stock (which may include stock appreciation rights); and

•
bonus stock.

Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Code. Awards may be made to the same person on more than one occasion and may be granted singly, in combination or in tandem as determined by the Compensation Committee.

Term.    The Plan will become effective as of the date of approval by our stockholders. No awards will be made after the calendar day that immediately precedes the tenth anniversary of the effective date of the Plan, but previously granted awards may continue beyond that date in accordance with their terms.

Administration.    The Plan is administered by the Compensation Committee. Subject to the terms of the Plan, the Compensation Committee has sole authority and discretion to:

•
designate which employees, consultants or directors shall receive an award;

•
determine the types of awards to be granted under the Plan;

•
determine the time or times an award shall be made;

•
determine the number of shares of our common stock that may be issued under each award;
•
determine the terms and conditions of any award;

•
interpret, construe and administer the Plan and any agreement relating to an award made under the Plan; and

•
make any other determination that the Compensation Committee deems necessary or desirable for the administration of the Plan.

Eligibility.    Under the Plan, the Compensation Committee may only grant awards to persons who, at the time of grant, are our employees, employees of our affiliates, consultants who provide services to us or our affiliates and non-employee members of our Board of Directors. In light of the Compensation Committee's discretion, the actual number of individuals who will receive an award under the Plan cannot be determined in advance. During our 2013 fiscal year, approximately 170 employees, no consultants and 6 non-employee directors participated in the Prior Plan.

Shares Subject to the Plan.    The maximum number of shares of our common stock that may be issued pursuant to the Plan is equal to (i) 1,200,000 shares, plus (ii) the number of shares that remain available for issuance for future award grants under the Prior Plan as of the effective date of the Plan, plus (iii) the number of shares subject to awards that are outstanding as of the effective date of the Plan to the extent any such award lapses or terminates without all shares subject to that award being issued to the holder of such award or without such holder receiving a cash settlement of such award. To the extent an award granted under the Plan lapses or otherwise terminates without the delivery of shares of our common stock (or if any shares of common stock issued or delivered pursuant to an award granted under the Plan are forfeited by the holder of such award), then the shares of our common stock covered by such award (or portion thereof that lapses, terminates or is forfeited) will again be available for awards granted under the Plan. Common stock tendered or otherwise used in payment of the exercise price of an option, withheld to satisfy a tax withholding obligation or

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Proposal 3 — Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan

repurchased by us with proceeds from the exercise of an option will not be added to the maximum share limit under the Plan.

Subject to stockholder approval, the maximum number of shares of our common stock that may be subject to incentive stock options is 1,200,000 shares. The following limitations apply with respect to awards granted under the Plan (including any award that is intended to qualify as "performance-based" compensation within the meaning of Section 162(m) of the Code):

•
the maximum number of shares of our common stock that may be subject to awards denominated in shares of common stock granted to any one individual during any calendar year may not exceed 300,000 shares; and

•
the maximum cash value of performance awards denominated in cash that may be granted to any one individual during a calendar year may not exceed $7,500,000 (with the value of each such award to be determined on the date of grant).

The number and kind of shares available under the Plan and the individual share limits under the Plan are subject to adjustment for stock dividends and stock splits and in certain other situations as further described in the Plan. Any shares of our common stock delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares or previously issued shares of our common stock reacquired by us. Awards granted under the Plan (other than incentive stock options, which are subject to special rules described below) may not be transferred other than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order or (iii) with the consent of the Compensation Committee. However, the Compensation Committee may not approve the transfer of any award granted under the Plan if the holder of the award is to receive any consideration in connection with the transfer.

Stock Options.    The Plan provides for two types of options: incentive stock options and non-statutory stock options. The Compensation Committee is authorized to grant options to eligible participants

(which in the case of incentive stock options are only individuals who are employed by us or one of our subsidiaries at the time of grant) subject to the terms and conditions set forth below:

The purchase price per share of our common stock will be determined by the Compensation Committee. However, the purchase price per share of our common stock will not be less than the fair market value of a share of our common stock on the date of the grant of such option regardless of whether such option is an incentive stock option or a non-statutory stock option. Further, the purchase price of any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of our stock or of any of our subsidiaries within the meaning of Section 422(b)(6) of the Code must be at least 110% of the fair market value of a share of our common stock at the time such option is granted. The purchase price or portion thereof shall be paid in full in the manner prescribed by the Compensation Committee.

The Compensation Committee determines the term of each option; provided, however, that no option may have a term that exceeds 10 years and any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of our stock or of any of our subsidiaries within the meaning of Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. The Compensation Committee also determines the time at which an option may be exercised in whole or in part, and the method by which payment of the exercise price with respect thereto may be made or deemed to have been made. Permitted forms of payment include cash, shares of our common stock, the withholding of shares that would otherwise be issued upon the exercise of the option, a combination of the foregoing or, to the extent permitted by law, by other methods as may be approved by the Compensation Committee, including "cashless exercise" procedures that permit a concurrent sale of option shares by the participant with proceeds

 30              2014 Proxy Statement

Proposal 3 — Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan

sufficient to pay the exercise price and related taxes remitted to the Company.

Option awards may include the right to surrender the optioned shares in exchange for a payment in the amount of the fair market value of the shares for which the option is surrendered over the exercise price for such shares (a "stock appreciation right"). Stock appreciation rights granted in connection with incentive stock options are exercisable only when the fair market value of the common stock exceeds the exercise price therefore specified under the option. The term of each stock appreciation right may not exceed 10 years from the date of grant.

Restricted Stock Awards.    The Compensation Committee is authorized to grant restricted stock awards to eligible individuals. Pursuant to a restricted stock award, shares of our common stock will be issued or delivered to the holder without any cash payment to us, except to the extent otherwise provided by the Compensation Committee or required by law; provided, however, that the shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit the shares to us as may be determined in the discretion of the Compensation Committee. The forfeiture restrictions on a restricted stock award may lapse based upon achievement of performance criteria (including criteria intended to qualify as "performance based" compensation within the meaning of Section 162(m) of the Code), continued service with the Company or its affiliates, the occurrence of an event or satisfaction of any other condition or any combination of the foregoing.

We retain custody of the shares of our common stock issued pursuant to a restricted stock award until the disposition and forfeiture restrictions lapse. The holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares until the expiration of the restriction period. However, upon the issuance to the holder of shares of our common stock pursuant to a restricted stock award, except for the foregoing restrictions, the holder will have all the rights of one of our stockholders with respect to the shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, provided that any dividends that are payable with respect to a performance-vested restricted stock award will be deferred and paid contingent upon satisfaction of the vesting criteria applicable to the underlying award.

Performance Awards.    The Compensation Committee may, in its sole discretion, grant performance awards under the Plan that may be paid in cash, shares of common stock, or a combination thereof as determined by the Compensation Committee. Performance awards may include awards that are intended to qualify as "performance based" compensation within the meaning of Section 162(m) and awards that are not intended to so qualify. The performance criteria upon which the payment or vesting of a performance award intended to qualify for exemption under Section 162(m) must be based on one or more, or a combination, of the following metrics (which (i) may be absolute, relative to one or more other companies, relative to one or more indexes and may be contingent upon our future performance or the performance of any of our affiliates, divisions or departments and (ii) may include relative or growth achievement regarding such metrics):

•
the price of a share of our common stock,

•
our earnings per share,

•
our market share,

•
the market share of one of our business units designated by the Compensation Committee,

•
our sales,

•
the sales of one of our business units designated by the Compensation Committee,

•
our or any of our business units' profit margins, as designated by the Compensation Committee,

•
our or any of our business units' net income (before or after taxes) or any component of the net income calculation (such as sales, general and administrative expenses),

     2014 Proxy Statement    31

Proposal 3 — Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan

•
our or any of our business units' cash flow or return on investment, as designated by the Compensation Committee,

•
our or any of our business units' earnings before or after interest, taxes, depreciation, and/or amortization, as designated by the Compensation Committee,

•
economic value added,

•
our return on capital, assets or stockholders' equity, or

•
our total stockholders' return.

With respect to awards intended to qualify for exemption under Section 162(m), each such performance metric will define in an objective manner the extent to which the performance criteria for a performance period has been achieved and, unless otherwise determined by the Compensation Committee at the time of grant, the applicable performance metrics will exclude the effects of certain designated items identified at the time of grant. In the case of performance awards that are not intended to qualify for exemption under Section 162(m), the Compensation Committee will designate the performance criteria as it will determine it its sole discretion.

The Compensation Committee may also provide at grant for the payment of dividend equivalents with respect to performance awards, provided that payment of dividend equivalents shall in all cases be deferred and contingent upon vesting of the underlying performance award.

Phantom Stock Awards.    The Compensation Committee is authorized to grant phantom stock awards under the Plan, which may include grants of stock appreciation rights. These are awards of rights to receive shares of our common stock (or the fair market value thereof), or rights to receive amounts equal to share appreciation over a specific period of time. These awards vest over a period of time established by the Compensation Committee, without satisfaction of any performance criteria or objectives. The Compensation Committee may, in its discretion, require payment or other conditions of the recipient of a phantom stock award. A phantom stock award may include a stock appreciation right that is granted independently of a stock option. Payment of a phantom stock award may be made in cash, shares of our common stock, or a combination thereof. The Compensation Committee may also provide at grant for the payment of dividend equivalents with respect to phantom stock awards.

Bonus Stock Awards.    The Compensation Committee is authorized to grant bonus stock awards under the Plan. Bonus stock awards are unrestricted shares of our common stock that are subject to such terms and conditions as the Compensation Committee may determine and they need not be subject to performance criteria or objectives or forfeiture. The Compensation Committee determines the purchase price, if any, for awards of bonus stock.

Adjustments.    The number and kind of shares covered by outstanding awards under the Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of merger, consolidation, liquidation, reorganization, recapitalization, reclassification, stock dividend, spin-off, split-up, stock split, reverse stock split or other distribution with respect to the shares of common stock, or any similar corporate transaction or event. The permitted adjustments are only those the Compensation Committee determines are appropriate to reflect the occurrence of the transaction or event, including but not limited to adjustments in the number and kind of securities reserved for issuance; in the award limits on individual awards; in the performance goals of any outstanding awards; and to the number and kind of securities subject to outstanding awards; and, if applicable, to the grant amounts, exercise prices or of the awards. Any such adjustments will be made in a manner consistent with the requirements of Section 409A of the Code and, (i) in the case of incentive stock options, any such adjustments will be made in a manner consistent with the requirements of Section 424(a) of the Code and (ii) in the case of performance-vested awards intended to qualify for

 32              2014 Proxy Statement

Proposal 3 — Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan

exemption under 162(m), in a manner consistent with such provision.

Corporate Change.    Individual award agreements will set forth the treatment of awards granted under the Plan in the event of a corporate change. The Plan provides that, unless defined otherwise in an applicable award agreement, a corporate change occurs if:

•
we are dissolved and liquidated;

•
if we are not the surviving entity in any merger or consolidation (or we survive only as a subsidiary of an entity);

•
if we sell, lease or exchange all or substantially all of our assets;

•
any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of our voting stock; or

•
after a contested election of directors, the persons who were directors before such election cease to constitute a majority of our Board of Directors.

Accelerated Vesting.    Subject to 162(m) and Section 409A as applicable, the terms of awards granted under the Plan may include accelerated vesting or lapse of forfeiture restrictions, as applicable, including (1) by virtue of the retirement, death or disability of a participant or (2) in the event of a corporate change where either (A) within a specified period of time a participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such awards are not assumed or converted into replacement awards in a corporate change in a manner described in the applicable award agreement. Subject to Sections 409A and 162(m) of the Code, the Compensation Committee may also provide for accelerated vesting, lapse of forfeiture restrictions, and waiver of any performance, service, or other limitation with respect to any outstanding award granted under the Plan, including upon a termination of employment by reason of death, disability, retirement, or upon a corporate change.

Tax Withholding.    A participant will be responsible for payment of any taxes required by law to be withheld from an award or an amount paid in satisfaction of an award, which will be paid by the participant on or prior to the payment or other event that results in taxable income in respect of an award. The award agreement will specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of award; provided, that, if shares of common stock are withheld from delivery upon exercise of an option or a stock appreciation right, the fair market value of the shares withheld will not exceed the minimum amount of tax for which withholding is required.

Amendment.    Our Board of Directors in its discretion may terminate the Plan at any time with respect to any shares for which an award has not theretofore been made. Our Board of Directors has the right to alter or amend the Plan or any part thereof from time to time, and the Compensation Committee has the right to prospectively or retroactively amend the terms of any award; provided that no change in any award theretofore made may be made which would impair the rights of the recipient of the award without the consent of such recipient and provided, further, that our Board of Directors may not, without approval of our stockholders, amend the Plan to increase the maximum aggregate number of shares of our common stock that may be issued under the Plan or the benefits otherwise accrued to participants under the Plan, increase the maximum number of shares of common stock that may be issued under the Plan through incentive stock options or change the class of individuals eligible to receive awards under the Plan or amend outstanding stock options or stock appreciation rights to lower the applicable purchase price or substitute cash or other awards for any such underwater stock option or stock appreciation right. Further, to the extent stockholder approval of an amendment to the Plan is necessary to satisfy the requirements of Rule 16b-3 or any securities exchange listing requirements of the New York Stock Exchange or other securities exchange on which the common stock is then listed, no amendment will be effective unless and until so approved by our stockholders.

     2014 Proxy Statement    33

Proposal 3 — Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan

Non-U.S. Participants.    To facilitate grants under the Plan to participants who are foreign nationals or who provide services outside of the United States, the Compensation Committee may provide for special terms for awards to such participants as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Compensation Committee may also approve supplements to the Plan (including sub-plans) to govern such awards.

United States Federal Income Tax Aspects of the Plan

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 2014. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local or foreign tax consequences.

Non-Statutory Stock Options and Stock Appreciation Rights.    As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option such as those under the Plan (whether or not including a stock appreciation right). Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for the shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option, any appreciation after the date of exercise should qualify as capital gain.

Incentive Stock Options.    The incentive stock options under the Plan are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the optionee's alternative minimum taxable income.

Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Restricted Stock Awards.    An employee who has been granted restricted stock under the Plan will not realize taxable income at the time of grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid

 34              2014 Proxy Statement

Proposal 3 — Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan

for the shares Dividends paid to the holder during the period that the forfeiture restrictions apply will also be compensation to the employee. Notwithstanding the foregoing, the recipient of restricted stock may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award, in which case:

•
dividends paid to the recipient during the period that any forfeiture restrictions apply will be taxable as dividends and will not be deductible by us; and

•
there will be no further federal income tax consequences when the forfeiture restrictions lapse.

Performance Awards and Phantom Stock Awards.    An individual who has been granted a performance award or a phantom stock award generally will not realize taxable income at the time of grant. Whether a performance award or phantom stock award is paid in cash or shares of our common stock, the individual will have taxable compensation. The measure of such income will be the amount of any cash paid and the fair market value of any shares of our common stock either at the time the performance award or the phantom stock award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions.

Bonus Stock Awards.    An individual who has been granted a bonus stock award will realize taxable income at the time of the grant.

Tax Consequences to the Company or its Subsidiaries.    To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In this regard, certain types of awards under the Plan cannot qualify as performance-based awards under Section 162(m), and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933 as soon as practicable after approval of the Plan by our stockholders.

New Plan Benefits

The specific individuals who will be granted awards under the Plan and the type and amount of any such awards will be based on the discretion of the Compensation Committee, subject to annual limits on the maximum awards that may be awarded to any individual as described above. Accordingly, future awards to be received by or allocated to particular individuals under the Plan are not presently determinable.

Vote Required

This proposed amendment of the Plan is contingent upon receiving the affirmative vote of the holders of a majority of our common stock cast with respect to the proposal. Abstentions will be counted as votes cast against the proposal and broker non-votes will not be counted as votes cast with respect to the proposal under applicable rules of the New York Stock Exchange.

Our Board of Directors Unanimously Recommends a Vote "FOR" Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan.

     2014 Proxy Statement    35

Proposal 4 — Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young, LLP ("Ernst & Young") as independent registered public accounting firm of Group 1 for the fiscal year ending December 31, 2014. We have been advised by Ernst & Young that the firm has no relationship with Group 1 or its subsidiaries other than that arising from the firm's engagement as auditors, tax advisors and consultants. Representatives of Ernst & Young will be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Audit and Other Fees

Set forth below is a summary of certain fees billed by Ernst & Young, which has served as our independent registered public accounting firm since 2002, for services related to the fiscal years ended December 31, 2012 and December 31, 2013. In determining the independence of Ernst & Young, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining Ernst & Young's independence.

	2012 ($)	2013 ($)	&zwsp;
Audit Fees(1)	1,165,150	1,909,493
Audit Related Fees(2)	—	631,880
Tax Fees(3)	172,140	526,780
All Other Fees(4)	2,200	2,200
Total	1,339,490	3,070,353
(1)
Audit fees consisted of amounts billed for services performed in association with the annual financial statement audit (including required quarterly reviews) for 2012 and 2013, and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements, as well as specific procedures performed by Ernst & Young in connection with their review of our internal control structure in accordance with the requirements of Section 404 of the Sarbanes Oxley Act of 2002. Other procedures included consultations relating to the audit or quarterly reviews, and services performed in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities. Also included in audit fees are amounts billed for assurance and related services that are related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm, consisting primarily of statutory audits. Audit fees exclude reimbursed expenses of $18,651 and $41,908 for 2012 and 2013, respectively, to Ernst & Young in conjunction with their services.

(2)
There were no audit related fees billed in 2012. The 2013 audit related fees consisted of due diligence services related to acquisitions.

(3)
Tax fees consisted of amounts billed in 2012 and 2013 for tax preparation and compliance services. In addition, 2013 tax fees consisted of tax planning and advice related to acquisitions.

(4)
Other fees consisted of amounts billed in 2012 and 2013 for subscriptions to Ernst & Young's online accounting and financial reporting research tool.

 36              2014 Proxy Statement

Proposal 4 — Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm

The increases in the Audit Fees, Audit Related Fees and Tax Fees reflected in the table above are related principally to the Brazilian acquisitions in 2013. Approximately $500,000 of the increase in Audit Fees between 2012 and 2013 relates to audits of Brazilian operations acquired in 2013. The 2013 Audit Related Fees consisted of due diligence services associated with the Brazilian acquisitions. Tax Fees for 2013 included $375,000 for tax planning and advice related to the acquisition of our Brazilian operations.

The Audit Committee considers whether the provision of these services is compatible with maintaining Ernst & Young's independence, and has determined such services for fiscal 2012 and 2013 were compatible. All of the services described above were pre-approved by the Audit Committee pursuant to paragraph (c)(7)(ii)(C) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during fiscal 2012 and 2013.

The Audit Committee has established a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to us by our independent registered public accounting firm. In accordance with this policy, the Audit Committee has given its annual approval for the provision of audit services by Ernst & Young, and has also given its approval for up to a year in advance for the provision by Ernst & Young of particular categories or types of audit-related, tax and permitted non-audit services, in each case subject to a specific budget. Any proposed services to be provided by the independent registered public accounting firm not covered by one of these approvals, including proposed services exceeding pre-approved budget levels, requires special pre-approval by the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. All of above-listed services were pre-approved pursuant to this policy.

The ratification of our Audit Committee's appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires our receiving the affirmative vote of the holders of a majority of our common stock cast with respect to the proposal. Although ratification is not required, our Board is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.

Our Board of Directors Recommends a Vote "FOR" Ratification of the Appointment of Ernst & Young LLP As Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014.

     2014 Proxy Statement    37

Report of the Audit Committee

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities relating to our accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Group 1's financial reports. The Audit Committee manages the relationship with its independent registered public accounting firm which is ultimately accountable to the Audit Committee. The Board of Directors, upon the recommendation of its Nominating/Governance Committee, has determined that each member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under New York Stock Exchange corporate governance listing standards, the Sarbanes-Oxley Act of 2002, the Audit Committee Charter and the Group 1 Automotive, Inc. Corporate Governance Guidelines.

The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the Charter on an annual basis. Based on the recommendation of the Audit Committee, the Board of Directors approved the Audit Committee Charter at a regularly scheduled meeting in February 2014. The Audit Committee Charter is posted on our website, www.group1auto.com, and you may obtain a printed copy of the Audit Committee Charter by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP, our independent registered public accounting firm, our audited financial statements as of and for the year ended December 31, 2013. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 16 "Communication with Audit Committees," as amended, issued by the Public Company Accounting Oversight Board.

Ernst & Young LLP submitted to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence. The Audit Committee discussed with Ernst & Young LLP such firm's independence. The Audit Committee has also considered whether the provision of non-audit services to our Company by Ernst & Young LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors of Group 1,

J. Terry Strange (Chairman) John L. Adams Louis E. Lataif Stephen D. Quinn

 38              2014 Proxy Statement

Executive Officers

Except as described under the heading "Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards" below, our executive officers serve at the discretion of our Board. The following table sets forth certain information as of the date of this proxy statement regarding our executive officers:

Name	Age	Position	&zwsp;
Earl J. Hesterberg	60	President and Chief Executive Officer
John C. Rickel	52	Senior Vice President and Chief Financial Officer
Darryl M. Burman	55	Vice President and General Counsel
Peter C. DeLongchamps	53	Vice President, Financial Services and Manufacturer Relations
J. Brooks O'Hara	58	Vice President, Human Resources

Mr. Hesterberg's biographical information may be found on page 20 of this proxy statement.

John C. Rickel

Mr. Rickel was appointed Senior Vice President and Chief Financial Officer in December 2005. From 1984 until joining Group 1, Mr. Rickel held a number of executive and managerial positions of increasing responsibility with Ford Motor Company, a global manufacturer and distributor of cars, trucks and automotive parts. He most recently served as Controller, Ford Americas, where he was responsible for the financial management of Ford's western hemisphere automotive operations. Immediately prior to that, he was Chief Financial Officer of Ford Europe, where he oversaw all accounting, financial planning, information services, tax and investor relations activities. From 2002 to 2004, Mr. Rickel was Chairman of the Board of Directors of Ford Russia, and a member of the Board of Directors and the Audit Committee of Ford Otosan, a publicly traded automotive company located in Turkey and owned 41% by Ford. Mr. Rickel received his BSBA and MBA from The Ohio State University.
Darryl M. Burman

Mr. Burman has served as Vice President and General Counsel since December 2006. From September 2005 to December 2006, Mr. Burman was a partner and head of the corporate and securities practice in the Houston office of Epstein Becker Green Wickliff & Hall, P.C. From September 1995 until September 2005, Mr. Burman served as the head of the corporate and securities practice of Fant & Burman, L.L.P. in Houston, Texas. Mr. Burman currently serves as a Director of the Texas General Counsel Forum — Houston Chapter. Mr. Burman holds a degree from the University of South Florida and a J.D. from South Texas College of Law.

     2014 Proxy Statement    39

Executive Officers

Peter C. DeLongchamps

Mr. DeLongchamps has served as Vice President, Financial Services and Manufacturer Relations since January 2012. He previously served as Vice President, Manufacturer Relations and Public Affairs from January 2006 through December 2011, and as Vice President, Manufacturer Relations from July 2004 through December 2005. Mr. DeLongchamps began his automotive retailing career in 1980, having served as District Manager for General Motors Corporation and Regional Operations Manager for BMW of North America, as well as various other management positions in the automotive industry. Immediately prior to joining the Company in 2004, Mr. DeLongchamps was President of Advantage BMW, a Houston-based automotive retailer. Mr. DeLongchamps also serves on the Board of Directors of Junior Achievement of Southeast Texas. Mr. DeLongchamps received his BBA from Baylor University.
J. Brooks O'Hara

Mr. O'Hara has served as Vice President, Human Resources since February 2000. From 1997 until joining Group 1, Mr. O'Hara was Corporate Manager of Organizational Development at Valero Energy Corporation, an integrated refining and marketing company. Prior to joining Valero, Mr. O'Hara served for a number of years as Vice President of Administration and Human Resources at Gulf States Toyota, an independent regional distributor of new Toyota vehicles, parts and accessories. Mr. O'Hara is a certified Senior Professional in Human Resources (SPHR) and serves on the Board of the Houston Chapter of the American Red Cross. Mr. O'Hara received his BS in Marketing from Florida State University and his MBA from the University of St. Thomas.

 40              2014 Proxy Statement

2013 Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. The Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for 2013, who were:

•
Earl J. Hesterberg — President and Chief Executive Officer;
•
John C. Rickel — Senior Vice President and Chief Financial Officer;

•
Darryl M. Burman — Vice President and General Counsel;

•
Peter C. DeLongchamps — Vice President, Financial Services, Manufacturer Relations and Public Affairs; and

•
J. Brooks O'Hara — Vice President, Human Resources.

Business and Financial Highlights

In 2013, Group 1 delivered record setting financial results and increased our operational presence in a strengthening automotive sales environment. Our results included:

•
19.3% increase in total revenue to $8.9 billion — nearly doubled annual revenue since 2009;

•
15.7% increase in total gross profit;

•
14.6% annual increase in our stock price, 37.1% over the two year period ended December 31, 2013;

•
Created U.S. Service Development Center;

•
Industry leading same store parts and service growth;

•
Transitioned to one U.S. customer relationship management (CRM) software system;
•
Achieved all-time F&I performance record;

•
Completed the consolidation of our transactional accounting processes for our U.S. operations;

•
Entrance into the Brazilian market with the acquisition of UAB Motors; and

•
Purchase of four Ford stores in the U.K. to build additional scale.

As discussed in greater detail below, our compensation plans are designed to reward our Named Executive Officers for the achievement of these results for our Company and our stockholders.

Compensation and Corporate Governance Actions

The Committee continuously reviews best practices in executive compensation and has made several adjustments to elements of our compensation programs over the past several years to further align our executive compensation structure with our stockholders' interests and current governance practices, including:

     2014 Proxy Statement    41

2013 Compensation Discussion and Analysis

"Best Practices" Compensation and Corporate Governance Actions

• Non-Executive Chairman of the Board	• Clawback Provisions
• No Excise Tax Gross-ups	• Average Board Attendance of 95% during 2013
• Say on Pay Advisory Vote Conducted Annually	• No Stockholder Rights Plan (Poison Pill)
• Robust Stock Ownership Guidelines for our Officers and Directors	• Company Policy Prohibits Pledging and Hedging of Group 1 Common Stock
• Executive Sessions of Independent Directors at Each Regularly Scheduled Meeting	• Nominating/Governance, Compensation and Audit Committees Comprised Solely of Independent Directors
• Independent Compensation Consultant retained by our Compensation Committee, who does not perform any other work for our Company	• Director Resignation Policy for Directors who receive a Majority Withheld Vote in an uncontested Director Election

Role of the Compensation Committee, its Consultant and Management

Our Board has entrusted the Committee with overall responsibility for establishing, implementing and monitoring our executive compensation program. Our Chief Executive Officer and Vice President of Human Resources also play a role in the implementation of the executive compensation process, by overseeing the performance and dynamics of the executive team and generally keeping the Committee informed. All final decisions regarding our Named Executive Officers' compensation remain with the Committee, except in the case of our Chief Executive Officer where the independent members of the Board makes all decisions with the benefit of recommendations from the Committee.

The Committee has historically engaged Pearl Meyer & Partners ("PM&P") to serve as its compensation consultant and to advise on executive compensation matters. In 2013, PM&P was engaged to conduct a competitive compensation analysis for the Named Executive Officers. During that time, PM&P reviewed compensation data for our peer companies in comparison to our current compensation practices and made recommendations to the Committee. The Committee retains PM&P directly, although in carrying out assignments PM&P may interact with our management when necessary and appropriate. PM&P does not provide any services to our Company other than its consulting services to the Committee, and the Committee determined that no conflict of interest exists between PM&P and our Company. Please see "Information About our Board of Directors and Committee — Compensation Committee" for additional information on the role of the Committee, its consultant and management in setting executive compensation.

Objectives of Our Executive Compensation Program

Compensation Philosophy

The Committee believes that the most effective executive compensation program is one designed to recruit, retain and motivate capable leadership and reward those individuals upon the achievement of their personal and departmental objectives as well as upon our Company's achievement of specific annual, long-term and strategic goals. The Committee evaluates both market competitiveness and individual and Company performance to ensure that we maintain our ability to attract, retain and motivate talented employees in key positions and that overall

 42              2014 Proxy Statement

2013 Compensation Discussion and Analysis

compensation remains competitive relative to compensation paid by our peer companies. By maintaining competitive compensation and rewarding for performance, the Committee strives to support our overall business objectives and provide our stockholders with a superior rate of return over time.

Our strategic business focus during the fiscal year ended December 31, 2013 consisted of the following objectives:

•
increasing same store sales performance in new and used vehicle sales as well as parts and service;

•
continuing to consolidate key operating processes and systems to improve our customer responsiveness, efficiencies and reduce expenses;

•
maintaining a cost level that aligns with the anticipated level of business activity; and

•
seeking new business opportunities within the automotive retail market so that we can continue to expand our business operations both in the United States ("U.S.") and abroad.

Our Named Executive Officers' individual or departmental goals for the fiscal year ended December 31, 2013 generally consisted of one or more of the following criteria, which provide support for our business objectives:

•
gain sales momentum as the market continues to rebound;

•
continue to strengthen our processes and management for improved operating effectiveness and efficiency;

•
control costs and expenses as sales levels increase to maximize and leverage our scale;

•
accelerate the redeployment of capital management resources away from underperforming dealerships into business operations with better return potential; and

•
drive the capital allocation process, which balances the mix between investments in sustainable growth and investments that maximize return to stockholders.

Stockholder Input on Executive Compensation Matters

In accordance with applicable law and as described in more detail in Proposal 2 above, our stockholders have the right to vote, on an advisory non-binding basis, on the approval of the compensation of our Named Executive Officers at specified intervals (the "say-on-pay vote"). Stockholders last voted on this matter at the 2013 Annual Meeting of Stockholders, and in accordance with a vote at the 2011 Annual Meeting of Stockholders on the frequency of say-on-pay votes, stockholders currently will vote on such compensation every year.

At our 2013 Annual Meeting of Stockholders, 95% of the shares voted on the say-on-pay vote were in favor of the compensation paid to our Named Executive Officers. The Compensation Committee believes this vote strongly endorses the compensation philosophy, policies and practices of the Company and, therefore, it did not make any significant changes in the structure of our executive compensation program as a result of this say-on-pay vote. The Compensation Committee will continue to consider on an annual basis the vote results for say-on-pay proposals when making compensation decisions for our Named Executive Officers.

In addition to such consideration given to the results of the say-on-pay vote, at various times throughout the year the Compensation Committee considers any input it may receive from stockholders and other stakeholders, and more general developments in executive compensation principles, in the development and implementation of the Company's executive compensation philosophy, policies and programs. For additional information on the say-on-pay vote with respect to the compensation paid to our executive officers in 2013, see Proposal 2 above.

Market Analysis

We again engaged PM&P to conduct an independent market-based analysis of our executive compensation program in 2013. The market analysis process involved the comparison

     2014 Proxy Statement    43

2013 Compensation Discussion and Analysis

of long-term, short-term and total compensation with a selected group of peer companies ("Peer Companies"). Compensation data was compared at the 25th, 50th and 75th percentiles of the market.

While we do not think it is appropriate to establish compensation based solely on benchmarking, we believe that this practice can be useful for two reasons. First, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our stockholders. Second, benchmarking allows us to assess the reasonableness of our compensation practices. This process allows us to achieve one of our primary objectives of maintaining competitive compensation to ensure retention and assists in aligning compensation with stockholder interests.

As was the case in 2013, our Peer Companies typically include all of the publicly-traded automotive consolidators and specialty retailers associated with automotive sales, and automotive parts and service against whom we most directly compete for executive talent. The list of our Peer Companies is periodically reviewed and updated by the Committee. Our 2013 Peer Companies were:

• Advance Auto Parts, Inc.	• LKQ Corp.
• Asbury Automotive Group, Inc.	• O'Reilly Automotive, Inc.
• AutoNation, Inc.	• Penske Automotive Group, Inc.
• AutoZone, Inc.	• The Pep Boys — Manny, Moe & Jack
• CarMax, Inc.	• Rush Enterprises, Inc.
• Genuine Parts Co.	• Sonic Automotive, Inc.
• Lithia Motors, Inc.

When evaluating the compensation data and making compensation decisions, the Committee has taken into consideration the variance in revenue size among the entities comprising our Peer Companies. Additionally, the Committee has considered other differences between us and our Peer Companies such as corporate structure, tenure of officers, variance in scope of duties for each officer and other factors when calculating a benchmarking value. This value is used as the basis of comparison of compensation provided by us and our Peer Companies. However, any application of benchmarking data is tempered by our basic staffing philosophy, which is to remain as lean as practical. This guiding principle results in certain of our executive officers having a broad range of job responsibilities, which, at certain of our Peer Companies, may be divided among multiple executive officers. The Committee's use of benchmarking for specific compensation components is described in more detail below.

Tally Sheets

In 2013, compensation tally sheets for the Named Executive Officers were prepared by our Compensation Manager and reviewed by the Committee. This review consists of a twelve month summary of cash compensation earned, employee benefits provided, stock granted (with value at grant), and value of stock released (with value at release). Total shares and present value of unvested restricted stock is also presented for review. In addition to the PM&P benchmarking analysis, information from these tally sheets was also considered by the Committee in making compensation decisions for the Named Executive Officers, as well as guiding the design of cash and non-cash compensation and benefit programs. The Committee specifically used tally sheets in the following contexts for each Named Executive Officer:

•
To determine the historical value of compensation paid;

•
To determine the value of restricted stock awards forfeited in the event of a voluntary termination when making decisions regarding grants to encourage retention;

•
To understand total compensation potentially payable to the Named Executive Officers under all possible scenarios, including death/disability, retirement, voluntary termination, termination with and without cause and changes of control; and

•
To ensure that the structure of pay at different levels is fair and appropriate.

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2013 Compensation Discussion and Analysis

 Compensation Components

Our compensation program for executive officers includes annual cash compensation and long-term equity-based compensation. Annual cash compensation consists of annual base salary and payments under our annual cash incentive plan. From time to time, as circumstances may warrant, the Committee may also elect to make discretionary cash bonus awards to executive officers. Our long-term equity-based compensation consists of equity awards made under our long term incentive plan.

In addition, our Named Executive Officers are eligible to (i) participate in our health and welfare plans, our Employee Stock Purchase Plan and our retirement plans (401(k) Savings Plan and Deferred Compensation Plan), (ii) receive a vehicle allowance and/or demonstrator vehicle(s), depending on the position held, and (iii) receive perquisites and other personal benefits as described under "Other Benefits" below.

Base Salary

Design.    We provide our Named Executive Officers with an annual base salary to compensate them for services rendered during the year. Our goal is to set base salaries for our Named Executive Officers at levels that are competitive with comparable companies for the skills, experience and requirements of similar positions, using benchmarking as previously discussed, in order to attract and retain top talent. In order to achieve this goal, we have generally sought to provide base salaries that fall near the 50th percentile of our Peer Companies. We believe that this range supports competitive compensation and ensures retention. In order to ensure that each officer is appropriately compensated, the Committee, when setting base salaries, considers individual performance, tenure and experience and our financial performance in addition to the compensation review of the Peer Companies. Individual base salary levels are generally reviewed each November and are adjusted as appropriate based on an analysis of current market salary levels at the Peer Companies, individual performance and experience and our financial performance.

Results.    Effective January 1, 2013, the base salaries for Messrs. Rickel, Burman, DeLongchamps and O'Hara were $550,000, $415,000, $430,000 and $300,200, respectively, which was approximately a 4% increase for Messrs. Burman, DeLongchamps and O'Hara, and approximately a 5% increase for Mr. Rickel from the prior year. In determining the base salaries for 2013, the Committee reviewed their salaries using the criteria described above and determined to make the increases to position them closer to the 50th percentile of the Named Executive Officers of our Peer Companies. Mr. Hesterberg's base salary of $1,000,000 has not been increased since he joined us in April 2005.

Compensation Changes for Fiscal 2014.    In November 2013, the Committee elected to increase base salaries for Messrs. Rickel, Burman, DeLongchamps and O'Hara, effective January 1, 2014. In determining the base salaries for 2014, the Committee reviewed their salaries using the criteria described above in an effort to position them closer to the 50th percentile of the Named Executive Officers of our Peer Companies. Accordingly, the 2014 base salaries of Messrs. Rickel, Burman, DeLongchamps and O'Hara were increased by approximately 3% to $566,500, $427,500, $443,000 and $309,200 respectively. No adjustment was made to the base salary of Mr. Hesterberg.

Discretionary Bonus Awards

In recognition of his individual efforts in connection with our record setting financial results in 2013, the Committee approved a special, one-time $50,000 bonus to Mr. DeLongchamps, which was paid in February 2014. The size of this bonus was not determined by a financial performance metric, but related to superior performance relative to our finance and insurance product sales and profit growth for 2013, and was based on the judgment of the Committee.

     2014 Proxy Statement    45

2013 Compensation Discussion and Analysis

Annual Incentive Compensation Plan

Annual cash incentive awards are intended to align our annual performance and results with the compensation paid to persons who are most responsible for such performance, and to motivate and reward achievement of Company and individual or departmental performance objectives. Meaningful, performance-related goals are established so that attaining or exceeding the performance targets is not assured, requires significant effort by each of our Named Executive Officers, and if accomplished, contributes to the ongoing overall improvement and success of the Company.

For 2013, the annual incentive compensation plan was based upon achievement of financial and individual, or departmental, goals approved at the beginning of the year by the Committee. The financial and mission-based portions of the annual incentive awards could be awarded independently so that achievement of one was not predicated on the achievement of the other. There is, however, a minimum earnings per share goal established by the Committee at the beginning of each year which has to be achieved before any incentive award is paid.

The following is a description of the 2013 performance metrics under the plan:

Financial Goal.    For 2013, the financial goal portion of our annual cash incentive plan was based on achievement of diluted earnings per share ("EPS") in relation to total new vehicles sold in the United States as reported by J.D. Power and Associates. Diluted earnings per share is generally defined as our net income divided by the sum of the weighted average number of common shares outstanding during the period plus all dilutive potential common stock. Under the 2013 annual incentive compensation plan, the Committee could, in its sole discretion, adjust the Company's EPS when determining achievement of the financial goal metric for extraordinary or unusual items that would be included in our annual operating results, but not typically considered at the time the targets were set, such as stock repurchases, certain asset impairments or extraordinary dilutive events which materially affect EPS.

The Committee believed that EPS was the best metric for our financial goal portion of the plan because it incentivizes our executive officers to maximize stockholder return and only rewards executive officers if our stockholders are rewarded. Further, no payments would be made under the financial goal portion of the award unless a threshold level of EPS was achieved. In addition, and as detailed more fully in the table below, if total new vehicle sales in the United States were above 15 million in 2013, the level of EPS achieved by the Company would need to increase in order for the financial goal portion of the award to be earned by executive officers. The threshold, target and maximum levels of performance for the EPS metric set by the Committee for 2013 were as follows:

	EPS Target			&zwsp;
2013 New Vehicle Sales — U.S.	Threshold	Target	Maximum	&zwsp;
Less than 15.0 million	$4.81	$4.93	$5.04
Greater than 15.0 million but less than 15.5 million	$4.93	$5.04	$5.15
Greater than or equal to 15.5 million	$5.04	$5.15	$5.27

Mission-based Goals.    Mission-based goals typically include four to six specific goals that are normally related to the individual's functional area and are established at the beginning of each fiscal year jointly by the executive officer and our Chief Executive Officer and reviewed by the Committee, or in the case of the Chief Executive Officer, by the Chief Executive Officer, the Committee and the Board. These goals are integral toward achieving key business objectives, such as those listed on page 43 which help improve our financial performance, promote corporate efficiencies and contribute to the growth of our Company. In 2013, the following mission-based goals were assigned to each of our Named Executive Officers:

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2013 Compensation Discussion and Analysis

Name	Individual/Departmental Performance Targets		&zwsp;
Earl J. Hesterberg	•	Continue significant external growth domestically and abroad
	•	Integrate Brazil acquisition into Company operations
	•	Continue to leverage technology and processes
	•	Achieve Same Store Selling, General & Administrative target
John C. Rickel	•	Integrate Brazil acquisition into Group 1 Accounting and Reporting Systems
	•	Contain 2013 "capital expenditure" spending within approved levels
	•	Complete accounting standardization and consolidation
	•	Expand the Company's Credit Facility to meet near term growth needs
	•	Achieve Same Store Selling, General & Administrative target
Darryl M. Burman	•	Analyze costs and establish procedures to reduce risks associated with Texas Workers' Compensation claims
	•	Develop segregated Company real estate department
	•	Integrate international legal matters into existing legal reporting
	•	Complete significant domestic and international acquisitions of dealership franchises and real estate and integrate international legal reporting into reporting requirements of ultimate parent entity
	•	Achieve Same Store Selling, General & Administrative target
Peter C. DeLongchamps	•	Continued focus on relationships with manufacturers and investment community
	•	Maintain capital expenditure projects within budget
	•	Maintain minimum vehicle service contract penetration rate
	•	Finalize contracts with extended service agreement company to grow the vehicle service contract penetration
	•	Achieve F&I growth target per retail unit
	•	Achieve Same Store Selling, General & Administrative target
J. Brooks O'Hara	•	Implement recruiting initiatives with field Human Resources to fill dealership level positions
	•	Select and implement enhanced employee benefit administration system
	•	Streamline field payroll structure and processes to reduce expense and improve efficiency
	•	Achieve Same Store Selling, General & Administrative target

For 2013, the Committee decided that at achievement of threshold or target performance for EPS, each of the performance metrics — financial and mission-based — should be weighted 50%, with the award payout based on 100% of base salary for Messrs. Hesterberg and Rickel and 60% of base salary for Messrs. Burman, DeLongchamps and O'Hara. The Committee also determined that: (i) if the threshold EPS goal was attained, the executive officers would receive one-third of the financial goal portion of their award; and (ii) if the target EPS goal was attained, the executive officers would receive two-thirds of the financial goal portion of their award. In addition, the Committee decided that for 2013 as long as earnings per share was at least $4.09, the mission-based portion of the award would be payable from 0% to 100%.

The Committee also decided that at achievement of maximum level of performance for EPS, the total possible cash incentive plan payout for each

     2014 Proxy Statement    47

2013 Compensation Discussion and Analysis

executive should be increased and such increase would be entirely attributable to the financial performance metric. As such, the executive officers would be eligible to receive the same mission-based award discussed above, however Messrs. Hesterberg, Burman, DeLongchamps and O'Hara would receive 150% of the financial portion of their awards as otherwise described above and Mr. Rickel would receive 130% of the financial portion of his award as otherwise described above. As a result, assuming all mission-based goals were attained, the following table sets forth the threshold, target and maximum annual incentive compensation plan potential payouts for 2013, as a percentage of base salary. The target performance level was set such that, if attained, the total cash compensation paid to our executive officers would approximate the median paid to executive officers at our Peer Companies.

	2013 Incentive Payout as a % of Base Salary			&zwsp;
Named Executive Officer	Threshold Performance	Target Performance	Maximum Performance	&zwsp;
Earl J. Hesterberg	67%	83%	125%
John C. Rickel	67%	83%	115%
Darryl M. Burman	40%	50%	75%
Peter C. DeLongchamps	40%	50%	75%
J. Brooks O'Hara	40%	50%	75%

Results.    For 2013, we achieved the threshold level of our financial goal (EPS) after adjustments were made for extraordinary or unusual circumstances. The Committee, in exercising its authority to adjust actual performance criteria as a result of extraordinary or unusual items affecting operating results, elected to take into consideration two matters that lowered EPS financial results. When the Committee set 2013 financial objectives for the Company, it did not anticipate or make adjustment in advance for:

•
the significant increase in the market price of the Company's common stock during 2013, which required the Company, as a result of the terms of both its 3.00% Convertible Senior Notes and 2.25% Convertible Senior Notes, to increase the number of fully diluted shares of outstanding common stock in recognition of the obligation to issue additional shares upon any conversion event, or

•
the proposed acquisition of UAB Motors Participações S.A. and the issuance of 1,390,024 shares of common stock as a substantial part of the consideration for the acquisition.

The Committee does not believe that the dilutive effect of increasing the number of shares outstanding or the decision to expand into an emerging market should adversely affect employees with compensation tied to EPS financial objectives. As a result, after taking into consideration that the total stockholder return for 2013 was 15.6%, the Committee made adjustments for the extraordinary or unusual items. The adjustments increased the adjusted EPS calculation to $5.06, an increase of $0.09 which, when taking into account the 15.6 million vehicle units sold in the U.S. for the full year (as reported by J.D. Power and Associates), resulted in the financial goal portion of the annual incentive compensation being paid at the threshold level.

In connection with its review of the performance of our Chief Executive Officer, the Committee determined that he had achieved all of his 2013 mission-based goals. Following extensive discussion with our Chief Executive Officer regarding his evaluation of the performance of our Named Executive Officers, the Committee determined that Messrs. Rickel, Burman and DeLongchamps met or surpassed their individual and departmental goals, resulting in 100% payout of the mission-based payout, and Mr. O'Hara achieved all but one of his assigned goals, resulting in 85% of his mission-based payout. In making these determinations, the Committee specifically considered each executive's leadership in achieving each of the goals. Based on the Committee's evaluation of the performance of each of our Named Executive Officers, it determined the degree to which each officer had achieved his

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2013 Compensation Discussion and Analysis

goals and the following amounts of incentive compensation were paid:

Annual Incentive Compensation Plan					&zwsp;
Named Executive Officer	2013 Mission Based Award Earned $	2013 Financial Based Award Earned $	2013 Incentive Payout as a % of Base Salary $	Amount Paid $	&zwsp;
Earl J. Hesterberg	500,000	166,667	67	666,667
John C. Rickel	275,000	91,667	67	366,667
Darryl M. Burman	124,500	41,500	40	166,000
Peter C. DeLongchamps	129,000	43,000	40	172,000
J. Brooks O'Hara	76,551	30,020	36	106,571

Long-Term Equity Incentive Compensation

Design.    To align the compensation of our corporate officers with the attainment of our business goals and an increase in stockholder value, we award long-term equity incentive grants to our executive officers as part of our total compensation package. These awards have been made pursuant to the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan.

We believe that restricted stock or restricted stock units, subject to time-based vesting requirements, appropriately aligns management's interests with those of our Company and our stockholders, while helping to motivate and retain key members of our management team.

When determining the size of the awards, we typically consider amounts that would provide our executive officers with long-term incentive opportunities that, when combined with base salary and annual cash incentive opportunities, result in total direct compensation within the 50th to 75th percentile of our Peer Companies. We then take into account individual performance, the position and value of the Named Executive Officer to our Company, experience and length of service to us, our desire to incentivize the officer to remain with our Company, and the amount of equity previously awarded to the officer.

Vesting of these awards is intended to facilitate retention, and the shares vest over a five-year period with the restrictions relating to the awards lapsing 40% after two years and 20% in each year thereafter. Since 2008, our vesting provisions have been based on the passage of time. Under the terms of the current award agreements, in the event of death or disability of any employee with unvested awards, all granted but unvested awards will automatically vest.

In addition, in the event of a "qualified retirement", which is a retirement after a minimum of ten years of service with our Company and the executive attaining the age of 63, upon satisfaction of a two year non-compete and certain non-disclosure covenants, all unvested shares of restricted stock or restricted stock units held by the executive officer as of his retirement date will vest.

2013 Awards.    In February 2013, the Committee reviewed the tally sheets and the competitive analysis prepared by PM&P to determine how each Named Executive Officer's base and total compensation compared to their peers and in order to assess all elements of each executive's pay relative to total compensation. The Committee also considered each executive's current equity position for purposes of reward and retention and considered other factors, such as size of previous awards, contribution to corporate results, leadership and Company performance during the year when making the decision as to the size of the equity award for each Named Executive Officer. Based on the analysis and review described above, on February 27, 2013, the Committee granted the following restricted stock awards to the Named Executive Officers: Mr. Hesterberg (45,000 shares), Mr. Rickel (15,000 shares), Mr. Burman (10,000 shares), Mr. DeLongchamps (11,000 shares) and Mr. O'Hara (9,000 shares).

For more information on the 2013 equity awards, please see the section entitled "Executive Compensation — Grants of Plan Based Awards".

Compensation Changes for Fiscal 2014.    The Committee has made no material changes to our long-term incentive compensation strategy for fiscal 2014.

     2014 Proxy Statement    49

2013 Compensation Discussion and Analysis

401(k) Plan

We maintain the Group 1 Automotive, Inc. 401(k) Savings Plan (the "401(k) Savings Plan") to assist all employees in providing for their retirement. Matching contributions may be in the form of cash or shares of our common stock or a combination of both, as determined by the Committee. All of our matches have been in cash for all employees. Amounts that we contributed to each Named Executive Officer's 401(k) Savings Plan account are disclosed within the Summary Compensation Table below.

Employee Stock Purchase Plan

Generally, under the Group 1 Automotive, Inc. Employee Stock Purchase Plan, all employees, including our Named Executive Officers, are offered the opportunity to purchase up to $25,000 annually of our common stock at a 15% discount to market, provided that the maximum number of shares that may be purchased by an employee shall not exceed 3,000 shares of common stock per quarter. This is an additional equity incentive we offer to all of our employees to further promote their interest in enhancing stockholder value. These shares may not be sold by the employee for a minimum of six months following purchase.

Deferred Compensation Plan

The Group 1 Automotive, Inc. Deferred Compensation Plan ("Deferred Compensation Plan") is designed as a retention tool for our corporate and regional officers, dealership general managers, other key employees and non-employee directors. It allows participants the opportunity to accumulate additional savings for retirement on a tax-deferred basis. Participants can choose from various defined investment options in which the deferred compensation is notionally invested. Pursuant to the Deferred Compensation Plan, certain corporate officers, including our Named Executive Officers, may defer up to 50% of their base salary and up to 100% of their incentive compensation. For a more detailed discussion of the Deferred Compensation Plan, please see the section entitled "Executive Compensation — Nonqualified Deferred Compensation."

Other Benefits

Health and Welfare Benefits.    Our Named Executive Officers are eligible to participate in our standard medical, dental, vision, disability insurance and life insurance plans to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining executive officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all of our full-time employees.

Vehicle Allowance.    Our Chief Executive Officer, under his employment agreement, is provided with two vehicles for his use. Our senior vice president and Chief Financial Officer receives a vehicle allowance of $15,000 per year and the use of one vehicle. Vice presidents are provided with a vehicle allowance of $11,300 per year, a vehicle, or in certain limited cases, both. While our Committee reviews the vehicle allowances periodically, we have not modified these amounts since 2005.

Other Perquisites and Personal Benefits.    We provide certain Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation programs and philosophy. These benefits are provided in order to enable us to attract and retain these executives. For example, we pay for club membership privileges that are used primarily for business but also for occasional personal purposes by our Chief Executive Officer, Mr. Hesterberg. In addition, we own a fractional interest in an aircraft which is primarily used for business purposes. However, we make a portion of our time available to Mr. Hesterberg for personal use during the year. In 2013, Mr. Hesterberg was allowed a maximum of 40 flight hours for personal use; however, his actual personal usage was 30.7 hours. Mr. Hesterberg reimburses us for his personal use based on the published standard industry fare level valuation method. We provide this benefit to Mr. Hesterberg because it optimizes the use of his time and is consistent with similar benefits provided by our Peer Companies.

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2013 Compensation Discussion and Analysis

 Employment Agreements, Severance Benefits and Change in Control Provisions

We maintain employment and other compensatory agreements with certain Named Executive Officers to ensure they will perform their roles for an extended period of time. Certain provisions contained in these agreements, such as non-competition and non-solicitation provisions, as well as change in control payments, are essential to retaining our talent and protecting our stockholders. We believe that it is appropriate to compensate individuals to refrain from working with competitors following termination, and that compensation enhances the enforceability of such agreements. These agreements and our severance terminology are described in more detail elsewhere in this proxy statement. Please read "Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment, Incentive Compensation and Non-Compete Agreements." These agreements provide for severance compensation to be paid if the officer's employment is terminated under certain conditions, such as following a corporate change, involuntary termination, termination by us for "cause," death or disability, each as defined in the applicable executive's agreement.

The employment and other compensatory agreements between our Company and our Named Executive Officers and the related severance provisions are designed to meet the following objectives:

Corporate Change.    In certain limited scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. As a result, we provide severance compensation to certain Named Executive Officers if the officer's employment is terminated following a corporate change transaction. Our intent is to promote the ability of the officer to act in the best interests of our stockholders even though his or her employment could be terminated as a result of the transaction. However, as previously discussed, we do not provide any excise tax gross-ups to any of our Named Executive Officers.

Termination without Cause.    If we terminate the employment of certain corporate officers "without cause" as defined in the applicable agreement, we are obligated to pay the officer certain compensation and other benefits as described in greater detail in "Potential Payments Upon Termination or Change in Control" below. We believe these payments are appropriate because the terminated officer is bound by confidentiality, non-solicitation and non-compete provisions ranging from one to two years after termination. Both parties have mutually agreed to a severance package that would be in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in the best interests of our Company and its stockholders.

Hedging and Pledging Prohibitions

Our Directors and Named Executive Officers are prohibited from engaging in "short sales" of our stock or otherwise hedging the risk of ownership of our stock. We have also adopted a policy that prohibits our directors and officers from pledging their Company stock, or engaging in any other transaction of a similar nature that has the effect of using Group 1 securities as collateral.

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2013 Compensation Discussion and Analysis

 Policy on Payment or Recoupment of Performance-Based Cash Bonuses and Performance-Based Stock Bonuses in the Event of Certain Restatements ("Clawbacks")

The Committee has adopted a policy on payment or recoupment of performance-based cash bonuses and performance-based stock bonuses in the event of certain restatements, excluding those required by a change in generally accepted accounting principles, which provides that we will require the payment or reimbursement (to the extent permitted by governing law) of all or a portion of any performance-based cash or performance-based stock bonus where: (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement and (b) a higher or lower payment would have been made to the employee based upon the restated financial results. In each of these instances, we will, to the extent practicable: (a) either make a payment of, or seek to recover, the cash amount by which the individual employee's annual performance-based bonus was recalculated based on the restated financial results; provided that we will not pay or seek to recover bonuses paid more than three years prior to the date the applicable restatement is disclosed; (b) cause the award or cancellation of any performance-based stock awards; and (c) seek reimbursement of any unearned gains realized on the vesting of performance-based stock attributable to such awards.

Stock Ownership Guidelines

Our Board has adopted Stock Ownership Guidelines that apply to our Named Executive Officers, as well as other officers within our Company. The guidelines require our Named Executive Officers to maintain a minimum number of shares of our common stock while they are employed by us. The guidelines reinforce the importance of aligning the longer-term interests of our executive officers with the interests of our stockholders and are expressed in terms of the dollar value of their equity holdings as a multiple of each Named Executive Officer's base salary. In February 2014, the Board increased the Stock Ownership Guidelines, as follows:

Name	Prior Stock Ownership Guidelines	Current Stock Ownership Guidelines	&zwsp;
Earl J. Hesterberg	4 × annual base salary	6 × annual base salary
John C. Rickel	2 × annual base salary	3 × annual base salary
Darryl M. Burman	1 × annual base salary	2 × annual base salary
Peter C. DeLongchamps	1 × annual base salary	2 × annual base salary
J. Brooks O'Hara	1 × annual base salary	2 × annual base salary

The dollar value of stock ownership is based on base salary times a multiple divided by the previous 36-month average stock price as calculated on December 31st of each year. Unvested restricted stock awards are counted towards each Named Executive Officer's ownership requirement. Stock ownership levels should be achieved by each officer within five years of the adoption of these guidelines, or within five years of the individual's appointment as an officer. Each of our Named Executive Officers is in compliance with current guidelines.

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2013 Compensation Discussion and Analysis

 Tax Deductions for Compensation

In conducting our executive compensation programs, the Committee considers the effects of Section 162(m) of the Internal Revenue Code, which denies publicly held companies a tax deduction for annual compensation in excess of $1 million paid to their chief executive officer or any of their three other most highly compensated corporate officers, other than the chief financial officer, who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a compensation committee which is made up of outside directors and approved, as to their material terms, by their stockholders. The Committee considers its primary goal to design compensation strategies that further the best interests of our stockholders. In certain cases, it may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating long-term stockholder value. The Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible, to ensure competitive levels of total compensation is paid to certain individuals.

Risk Assessment

We have reviewed our compensation policies and practices for all employees, including executive officers, and determined that our compensation programs are not reasonably likely to cause behaviors that would have a material adverse effect on our Company. Moreover, we believe that several design features of our compensation programs and policies reduce the likelihood of excessive risk-taking:

•
The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics.

•
We currently do not grant stock options.

•
The Compensation Committee has discretion over incentive program payouts.

•
The compensation recovery policy allows our Company to "claw back" payments made using materially inaccurate financial results.

•
Executive officers are subject to stock ownership guidelines.
•
Compliance and ethical behaviors are integral factors considered in all performance assessments.

•
We set the proper ethical and moral expectations through our policies and procedures and provide various mechanisms for reporting issues.

•
We maintain an evaluation program, utilizing internal and third-party resources, which enables us to verify that our compensation policies and practices are aligned with expectations, including periodic reviews and audits of our dealership sales and finance departments.

We believe that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

     2014 Proxy Statement    53

Report of the Compensation Committee

During the last fiscal year, and this year in preparation for the filing of this proxy statement with the SEC, the Committee:

•
reviewed and discussed the disclosure set forth under the heading "Compensation Discussion and Analysis" with management; and

•
based on the reviews and discussions referred to above, recommended to the Board of Directors that the disclosure set forth under the heading "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into Group 1 Automotive, Inc.'s Annual Report on Form 10-K, for the fiscal year ended December 31, 2013.

Respectfully submitted by the Compensation Committee of the Board of Directors,

Max P. Watson, Jr. (Chairman) John L. Adams Louis E. Lataif Beryl Raff J. Terry Strange

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2013 Summary Compensation Table

The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities. Our Named Executive Officers consist of our five current executive officers, including our Chief Executive Officer and our Chief Financial Officer.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)	&zwsp;
Earl J. Hesterberg	2013	1,000,000	—	2,583,900	666,667	135,860	259,173	4,645,600
President and Chief	2012	1,000,000	—	2,467,350	1,250,000	108,611	242,084	5,068,045
Executive Officer	2011	1,000,000	—	2,015,750	1,000,000	78,285	243,145	4,337,180
John C. Rickel	2013	550,000	—	861,300	366,667	160,859	27,039	1,965,865
Senior Vice President and	2012	525,000	50,000	822,450	603,750	165,333	25,262	2,191,795
Chief Financial Officer	2011	500,000	20,000	564,410	500,000	78,389	24,983	1,687,782
Darryl M. Burman	2013	415,000	—	574,200	166,000	14,950	28,667	1,198,817
Vice President and	2012	400,000	50,000	548,300	300,000	7,964	29,307	1,335,571
General Counsel	2011	380,000	10,000	362,835	228,000	1,342	27,086	1,009,263
Peter C. DeLongchamps	2013	430,000	50,000	631,620	172,000	44,871	27,076	1,355,566
Vice President, Financial	2012	417,000	—	548,300	312,750	34,869	25,097	1,338,016
Services, Manufacturer Relations and Public Affairs	2011	402,000	20,000	362,835	241,200	25,366	24,108	1,075,509
J. Brooks O'Hara	2013	300,200	—	516,780	106,571	25,336	18,862	967,749
Vice President, Human	2012	290,206	—	493,470	217,650	26,479	18,800	1,046,599
Resources	2011	280,200	5,000	362,835	168,120	19,196	18,650	854,001
(1)
Mr. Hesterberg's salary has not increased since 2005.

(2)
The amounts in the "Stock Awards" column reflect the required accounting expense for these awards and do not correspond to the actual value that may be recognized by our Named Executive Officers. These amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718 in connection with restricted stock awards granted under the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan. Assumptions made in the calculation of these amounts in fiscal years 2011, 2012 and 2013 are included in Note 5 to the audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2011, December 31, 2012 and December 31, 2013, respectively. Certain of these awards have no intrinsic value to the recipient until the performance or vesting schedule is met. For example: As of December 31, 2013, our Named Executive Officers had not realized any value from their 2013 awards because vesting will not begin until 2015, when forfeiture restrictions will lapse as to 40% of the awards. Forfeiture restrictions will lapse as to the remaining 60% of the 2013 awards in 20% increments in 2016, 2017 and 2018. Vesting schedules for equity awards can be found in the footnotes to the "Outstanding Equity Awards as of December 31, 2013" table.

(3)
Amounts reflect above-market earnings on the Deferred Compensation Plan. Amounts are reflective of earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 2.85%.

(4)
The following table contains a breakdown of the compensation and benefits included under "All Other Compensation" for 2013:

Name	Year	401(k) Savings Plan Matching Contribution ($)	Automobile Allowance ($)	Use of Demonstrator Vehicle(a) ($)	Airplane Use(b) ($)	Club Membership and Dues ($)	Total ($)	&zwsp;
Earl J. Hesterberg	2013	7,650	—	20,851	220,504.30	10,132.32	259,173
John C. Rickel	2013	7,650	15,000	4,389	—	—	27,039
Darryl M. Burman	2013	7,540	11,300	9,828	—	—	28,667
Peter C. DeLongchamps	2013	7,650	11,300	8,125	—	—	27,076
J. Brooks O'Hara	2013	7,562	11,300	—	—	—	18,862
(a)
Represents the incremental cost for personal use of one or more Company demonstrator vehicles. The incremental cost is determined by multiplying the annual lease value of the vehicle by the percentage of personal use, which we track through travel logs.

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(b)
Represents the difference between the amount paid by the executive for the use of our leased airplane under the standard industry fare level ("SIFL") method and the lease cost to us for such use. The SIFL method calculates the executive's use by multiplying the SIFL cents-per-mile rates applicable for the period during which the flight was taken by the appropriate aircraft multiple (a factor that is determined by using the weight of the aircraft being used, and is also dependent upon whether Mr. Hesterberg is considered a "control employee," or an officer of our Company, which he is) and then adding the applicable terminal charge. The SIFL cents-per-mile rates in the formula and the terminal charge are calculated by the Department of Transportation and are revised semi-annually.

Grants of Plan-Based Awards in 2013

The following table provides information concerning each grant of an award made to our Named Executive Officers under our annual incentive compensation plan and 2007 Long Term Incentive Plan, including awards that have been transferred, during 2013:

			Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option	&zwsp;
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	Awards ($)	&zwsp;
Earl J. Hesterberg	—	—	—	833,333	1,250,000	—	—
	02/27/2013	02/27/2013	—	—	—	45,000	2,583,900
John C. Rickel	—	—	—	458,333	632,500	—	—
	02/27/2013	02/27/2013	—	—	—	15,000	861,300
Darryl M. Burman	—	—	—	207,500	311,250	—	—
	02/27/2013	02/27/2013	—	—	—	10,000	574,200
Peter C. DeLongchamps	—	—	—	215,000	322,500	—	—
	02/27/2013	02/27/2013	—	—	—	11,000	631,620
J. Brooks O'Hara	—	—	—	150,100	225,150	—	—
	02/27/2013	02/27/2013	—	—	—	9,000	516,780
(1)
Estimated possible payouts under the 2013 annual incentive compensation plan. The "Threshold" column shows dashes because the ultimate value of the annual incentive compensation payouts could be reduced to effectively zero. The amounts shown in the "Target" and "Maximum" columns assume achievement of 100% of the mission-based goals for each Named Executive Officer. See the "Non-Equity Incentive Plan Compensation" column of the 2013 Summary Compensation Table for actual amounts paid to Named Executive Officers under the annual incentive compensation plan for 2013 and "Compensation Discussion and Analysis — Compensation Components — Annual Incentive Compensation Plan" beginning on page 46 of this proxy statement for a description of the annual incentive compensation plan and how the payouts were determined.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors we believe are necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table for 2013.

Employment, Incentive Compensation and Non-Compete Agreements

Earl J. Hesterberg.    Effective September 8, 2010, we entered into an employment agreement with Mr. Hesterberg. Mr. Hesterberg's annual base salary under the employment agreement is $1,000,000, subject to increase by the Compensation Committee from time to time. Subject to the terms and conditions of the

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agreement, we have agreed to employ Mr. Hesterberg through December 31, 2015. At that time, the employment agreement will automatically convert to a month-to-month relationship terminable at any time by either employer or employee for any reason upon 180 days advance written notice.

John C. Rickel.    Effective January 1, 2009, we entered into an employment agreement with Mr. Rickel. Subject to the terms and conditions of the agreement, we agreed to employ Mr. Rickel through December 31, 2010. Mr. Rickel's employment agreement automatically renews for successive one-year periods unless either party prior to the expiration of the term provides 60 days prior written notice of termination to the other party. Provisions of Mr. Rickel's employment agreement related to termination and change in control are discussed in "Potential Payments on Termination or Change in Control" beginning on page 61 of this proxy statement.

Darryl M. Burman.    Effective December 1, 2009, we entered into an employment agreement with Mr. Burman. Subject to the terms and conditions of the agreement, we agreed to employ Mr. Burman through November 30, 2011. Mr. Burman's employment agreement automatically renews for successive one-year periods unless either party prior to the expiration of the term provides 60 days prior written notice of termination to the other party. Provisions of Mr. Burman's employment agreement related to termination and change in control are discussed in "Potential Payments on Termination or Change in Control" beginning on page 61 of this proxy statement.

Messrs. Hesterberg, Rickel and Burman are also entitled to participate, on the same basis generally as our other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Hesterberg is entitled to the use of two demonstrator vehicles of his choice, Mr. Rickel is entitled to one demonstrator vehicle of his choice and a vehicle allowance totaling $1,250 per month, and Mr. Burman is entitled to one demonstrator vehicle of his choice and a vehicle allowance totaling $941.66 per month.

All incentive compensation awards payable to Messrs. Hesterberg, Rickel and Burman will be determined by the Committee in its sole discretion in accordance with the terms of our annual incentive compensation program, and all payments pursuant to this program shall be made on or before March 15th of the year following the year of service to which the incentive compensation relates.

We have not entered into an employment or non-compete agreement with Mr. DeLongchamps or Mr. O'Hara.

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Outstanding Equity Awards at December 31, 2013

The following table provides information concerning restricted stock awards for our Named Executive Officers. As of December 31, 2013, none of our Named Executive Officers had any stock options.

	Stock Awards			&zwsp;
Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	&zwsp;
Earl J. Hesterberg	11/11/2009	8,000	568,160
	09/08/2010	48,000	3,408,960
	03/08/2011	30,000	2,130,600
	03/02/2012	45,000	3,195,900
	02/27/2013	45,000	3,195,900
John C. Rickel	03/12/2009	4,000	284,080
	11/11/2009	5,000	355,100
	11/10/2010	4,800	340,896
	03/08/2011	8,400	596,568
	03/02/2012	15,000	1,065,300
	02/27/2013	15,000	1,065,300
Darryl M. Burman	11/11/2009	3,000	213,060
	11/10/2010	2,000	142,040
	03/08/2011	5,400	383,508
	03/02/2012	10,000	710,200
	02/27/2013	10,000	710,200
Peter C. DeLongchamps	11/11/2009	2,400	170,448
	11/10/2010	2,000	142,040
	03/08/2011	5,400	383,508
	03/02/2012	10,000	710,200
	02/27/2013	11,000	781,220
J. Brooks O'Hara	11/11/2009	2,400	170,448
	11/10/2010	2,000	142,040
	03/08/2011	5,400	383,508
	03/02/2012	9,000	639,180
	02/27/2013	9,000	639,180

(1)
Forfeiture restrictions on our restricted stock awards lapse over a five-year period: 40% of the award on the second anniversary of the grant date, and 20% on the third, fourth and fifth anniversaries of the grant date, respectively.

(2)
Calculated using value of our common stock at close of market on December 31, 2013 of $71.02.

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 2013 Restricted Stock Vested

The following table provides information relating to the vesting of restricted stock during 2013 on an aggregated basis for each of our Named Executive Officers. Our Named Executive Officers currently do not have stock options.

	Stock Awards		&zwsp;
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)	&zwsp;
Earl J. Hesterberg	92,000	6,218,440
John C. Rickel	29,000	1,839,500
Darryl M. Burman	14,600	930,756
Peter C. DeLongchamps	12,000	762,600
J. Brooks O'Hara	12,000	762,600
(1)
Represents the gross number of shares acquired upon vesting of restricted stock, without taking into account any shares withheld to satisfy applicable tax obligations.

(2)
Represents the value of the vested restricted stock, calculated by multiplying (a) the number of vested shares of restricted stock by (b) the average of the high and low sales prices of our common stock on the vesting date.

Nonqualified Deferred Compensation

The following table sets forth our Named Executive Officers' information regarding the Deferred Compensation Plan, including, with respect to each officer, (1) the aggregate contributions made by the officer, (2) the aggregate interest or other earnings accrued, (3) the employer contribution and (4) the total balance of the officer's account.

Name	Executive Contributions in Last FY(1) ($)	Employer Match Contributions in Last FYE(2) ($)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE(4) ($)	&zwsp;
Earl J. Hesterberg	66,667	1,177	209,697	2,758,726
John C. Rickel	385,000	1,077	248,037	3,342,974
Darryl M. Burman	54,780	1,072	20,627	253,803
Peter C. DeLongchamps	44,400	1,158	68,943	910,961
J. Brooks O'Hara	21,314	1,121	52,015	686,702
(1)
Reported as compensation to the Named Executive Officer in the Summary Compensation Table, (including any non-equity incentive plan compensation earned during 2013, but paid in 2014).

(2)
Represents portion of Company 401(k) savings plan matching contributions that could not be contributed into the 401(k) savings plan for the individuals due to Code restrictions. The 401(k) Savings Plan matching contributions are reported as "All Other Compensation" in the Summary Compensation Table.

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(3)
The following portions of the aggregate earnings in the last fiscal year were reported in the 2013 "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the 2013 Summary Compensation Table because they were above-market earnings: Mr. Hesterberg ($135,860), Mr. Rickel ($160,859), Mr. Burman ($14,950), Mr. DeLongchamps ($44,871) and Mr. O'Hara ($25,336).

(4)
The following portions of the aggregate balance amounts for each of the following Named Executive Officers were reported as compensation to the officer in the Summary Compensation Table in 2011 and 2012: Mr. Hesterberg — $125,000 for 2012 and $100,000 for 2011; Mr. Rickel — $215,938 for 2012 and $462,000 for 2011; Mr. Burman — $87,500 for 2012 and $59,500 for 2011; Mr. DeLongchamps — $62,550 for 2012 and $25,120 for 2011; and Mr. O'Hara — $43,530 for 2012 and $34,624 for 2011. Does not include non-equity incentive plan compensation earned in 2013, but paid in 2014.

Pursuant to the Deferred Compensation Plan, certain corporate officers, including Named Executive Officers, may defer up to 50% of their base salary and up to 100% of their incentive compensation. Deferral elections are to be made no later than the last day of the calendar year immediately preceding the calendar year in which such compensation is earned. At the plan administrative committee's discretion, deferral elections with respect to certain performance-based compensation may be made not later than six months prior to the end of the performance period in which such compensation is earned. In addition, for each calendar year, we contribute an amount on behalf of each executive equal to the amount of the employer match the executive forfeited under the 401(k) Savings Plan in order for the 401(k) Savings Plan to comply with the nondiscrimination requirements of the Internal Revenue Code. Currently, 100% of each Named Executive Officer's account is vested. We may also make discretionary credits to an officer's account from time to time, which credits will be subject to a vesting schedule established by us at the time of such credit. We did not make any discretionary contribution credits during the 2013 year. If no vesting schedule is established, the officer will be vested in a percentage of the discretionary employer deferral equal to the officer's vested interest in his "employer contribution account" under the 401(k) Savings Plan. If we undergo a corporate change, the officer will become fully vested in his account under the Deferred Compensation Plan.

Benefits under the Deferred Compensation Plan will be paid no earlier than upon the executive's termination of service, or, upon a certain date elected by the officer. Benefits will be paid, at the participant's election, in a lump sum or in annual installments, although all distributions will be paid in cash. Payments upon an executive's termination of service may be delayed for six months to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code. Except in the event of unforeseeable financial emergencies, in-service withdrawals are generally not permitted in the Deferred Compensation Plan, although the necessary portion of a participant's vested account balance may be distributed in order to satisfy certain employment, federal or state taxes. An unforeseeable financial emergency shall allow a participant to access vested funds in his accounts upon the occurrence of: (1) a severe financial hardship of the participant that results from an illness or accident of the participant, or the participant's beneficiary, spouse or dependent; (2) loss of the participant's or the beneficiary's property due to casualty; or (3) a similar extraordinary and unforeseeable circumstance as described in Section 409A of the Internal Revenue Code arising as a result of events beyond the participant's control.

Deferred amounts will be deemed to be notionally invested in such fund as the participants shall designate. Most of the funds are also available in the Group 1 401(k) Savings Plan except for the Group 1 Guaranteed Crediting Rate investment option which is the default investment option. The Group 1 Guaranteed Crediting Rate investment

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option is a declared interest rate, which was set by the Committee at 8% for 2013.

Potential Payments upon Termination or Change in Control

We believe providing certain executive officers with severance payments and accelerating the vesting of equity awards in certain circumstances are important retention tools. In addition, we believe that providing for double-trigger payments and equity award vesting to certain key executives in connection with a change in corporate control helps maximize stockholder value by encouraging our executives to objectively review any proposed transaction, whether or not that executive will continue to be employed. Executive officers at other companies in the general market against which we compete for executive talent commonly have equity compensation plans that provide for accelerated vesting upon a corporate change and post-termination payments, and we have consistently provided this benefit to certain executive officers in order to remain competitive in attracting and retaining skilled professionals.

The discussion below discloses the amount of compensation and/or other benefits that would be payable to each of our Named Executive Officers in the event of termination of their employment under the following scenarios: death, disability, with and without cause, for certain constructive termination events, and following a corporate change. All potential payments to the executive officers upon termination of their employment or upon a corporate change are governed by the 2007 Long Term Incentive Plan pursuant to which various equity incentive awards were issued and, with respect to Messrs. Hesterberg, Rickel and Burman, the terms of employment agreements as described below. None of our Named Executive Officers is entitled to an excise tax gross-up payment. For additional information regarding the employment agreements, see "Compensation Discussion and Analysis — Employment Agreements, Severance Benefits and Change in Control Provisions."

Employment Agreements

We currently have employment agreements with Messrs. Hesterberg, Rickel and Burman. Each agreement provides that in the event the executive is terminated due to an Involuntary Termination or the executive terminates his employment following a Constructive Termination Event, the executive will be entitled to the following:

•
a lump sum payment equal to the executive's base salary divided by 12 and multiplied by a severance multiplier. The "severance multiplier" in the case of Mr. Hesterberg is the lesser of 24 months or the remaining months in the term of the employment agreement, and, in the case of Mr. Rickel or Mr. Burman, is the greater of 12 months or the remaining months in the term of the employment agreement. The payment will be made on the first day of the seventh month following the termination of employment;

•
a pro rata bonus calculated in accordance with our Annual Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following the executive's separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred;

•
immediate vesting of all unvested restricted stock awards or stock options, which will be exercisable as if the executive had continued to be employed by us for the full term of his employment agreement;

•
the use of a demonstrator vehicle for a period of six months; and

•
in the case of Mr. Hesterberg, continued medical coverage for Mr. Hesterberg and his spouse until (1) Mr. Hesterberg receives comparable coverage at a new employer, (2) Mr. Hesterberg's death, or (3) a period of 36 months has passed.

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In the event that the executive terminates employment following an involuntary reduction of his salary or incentive compensation targets within six months after a Corporate Change, the executive will be entitled to the same payments and benefits as described in the first three bullets above, except the severance multiplier will be 30 months for each of the executive officers.

Each agreement further provides that if the executive's employment is terminated due to death or Disability, then the executive is entitled to:

•
his pro rata salary through the date of such termination and a pro rata bonus (based on his termination date), calculated in accordance with our Annual Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following the executive's separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred;

•
immediate vesting of all unvested restricted stock awards or stock options, which will be exercisable as if the executive had continued to be employed by us for the full term of his employment agreement;

•
in the case of Disability, the use of a demonstrator vehicle for a period of six month, or in the event of the executive's Death, for Messrs. Hesterberg and Rickel, the use of the vehicle would go to the surviving spouse, if any, for a period of twelve months; and

•
in the case of Mr. Hesterberg, continued medical coverage for Mr. Hesterberg and his spouse until (1) Mr. Hesterberg receives comparable coverage at a new employer, (2) Mr. Hesterberg's death, or (3) a period of 36 months has passed.

Mr. Hesterberg's agreement also provides that if he resigns at any time after December 31, 2015, all unvested equity awards held by Mr. Hesterberg will vest upon satisfaction of certain post-termination employment obligations set forth in his non-compete agreement (discussed below). In addition, if Mr. Hesterberg's employment is terminated for any reason after December 15, 2013, he will receive his pro rata bonus through the date of his termination, calculated in accordance with the annual incentive compensation plan and paid in a single lump sum payment.

In the event of a termination by the Company for Cause or a Voluntary Termination by the executive, all compensation and benefits will cease as of the respective date of termination. In these circumstances, the executive officers would only receive base salary earned but not yet paid.

The employment agreements contain a covenant that the executives will not sue or lodge any claim against us based upon an Involuntary Termination for any payments in addition to those described above. In the event that the executive breaches this covenant, we will be entitled to recover from that executive all sums we or any of our subsidiaries or affiliates have expended in relation to such action. We will also be entitled to offset any amounts expended in relation to defending such claim against any amounts owed to the executive prior to a final determination of the arbitration provisions provided for in the employment agreement.

The executives have agreed not to disclose, during or at any time after their employment with us, any of our confidential information or trade secrets. The executives will return all proprietary materials, and all copies thereof, to us upon a termination of employment for any reason, and all copyrighted works that the executive may have created during his employment relating to us or our business in any manner shall remain our property.

These agreements generally contain the following terms, except where noted otherwise below, and the following provisions that could impact the amount of compensation that the executives receive at or following their separation from service from us:

•
"Cause" shall mean any of the following: (1) conviction or plea of nolo contendere to a felony or a crime involving moral turpitude; (2) breach of any material provision of either an agreement with us or our Code of Conduct;

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  (3) the use, for his own benefit, of any confidential or proprietary information of ours, or willfully divulging for his benefit such information; (4) fraud or misappropriation or theft of any of our funds or property; (5) willful refusal to perform his duties or (6) gross negligence; provided, however, that we, before terminating the executive under (2) or (5), must first give written notice to him of the nature of the alleged breach or refusal and must provide him with a minimum of fifteen days to correct the problem. Before terminating him for purported gross negligence we must give written notice that explains the alleged gross negligence in detail and must provide him with a minimum of 20 days to correct the problem, unless correction is inherently impossible.

•
"Corporate Change" shall mean the first to occur of any of the following events: (1) any person acquires 50% or more of our common stock or voting securities, other than (a) any acquisition directly from or resulting from an acquisition of our shares by us, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us, or (c) any acquisition by any entity pursuant to a transaction which complies with clauses (a) or (b); (2) the occurrence of a merger, reorganization, consolidation or disposition of all or substantially all of our assets, unless our stockholders prior to such transaction hold more than 50% of the equity and voting power of the resulting entity or entity holding such assets, no person (other than benefit plans of such entity) holds 50% or more of the equity or voting power of such entity and at least a majority of the board of directors of such entity were members of the Incumbent Board; or (3) our stockholders approve our complete liquidation or dissolution.

•
"Constructive Termination Event" shall occur upon: (1) the failure by us to pay the executive's compensation as provided in the applicable agreement; (2) relocation without his consent of his primary employment location of more than 50 miles; (3) our request that the executive perform any illegal activity or sign-off on any inappropriate financial statement or acknowledgement; (4) a material diminution in the executive's position, duties, responsibilities, reporting status, or authority; or (5) a material negative reduction in base salary or incentive compensation targets within six months after a Corporate Change, except that before exercising his right to terminate the employment relationship pursuant to any of the previous provisions, he must first give written notice to our Board of the circumstances purportedly giving rise to his right to terminate and must provide us with a minimum of thirty days to correct the problem, unless correction is inherently impossible.

•
"Disability" shall mean the executive's becoming incapacitated by accident, sickness or other circumstance that in the reasonable opinion of a qualified doctor approved by our Board, renders him mentally or physically incapable of performing the essential functions of the executive's position, with or without reasonable accommodation, and that will continue, in the reasonable opinion of the doctor, for a period of no less than 180 days.

•
"Involuntary Termination" shall mean a termination by the executive due to a Constructive Termination Event by itself or in relation to a Corporate Change, or by us for any reason without Cause, at the discretion of our Board; an "Involuntary Termination" also includes the nonrenewal of the executive's employment agreement by the Board.

•
"Voluntary Termination" shall mean a termination by the executive other than for a Constructive Termination Event.

Group 1 Automotive 2007 Long Term Incentive Plan

The 2007 Long Term Incentive Plan provides that, upon a Corporate Change (as defined below), the Compensation Committee may accelerate the vesting and exercise date of options and stock appreciation rights, cancel options and stock appreciation rights and make payments in respect thereof in cash, adjust the outstanding options and

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stock appreciation rights as appropriate to reflect the Corporate Change, or provide that each option and stock appreciation right is exercisable for the number and class of securities or property that the optionee would have been entitled to had the option or stock appreciation right already been exercised. Upon the occurrence of a Corporate Change, the Compensation Committee may fully vest any restricted stock awards then outstanding and, upon such vesting, all restrictions applicable to the restricted stock will terminate. Further, if the Corporate Change constitutes a change in the ownership or effective control of us or of a substantial portion of our assets, within the meaning of Section 409A of the Code, the Committee may require the mandatory surrender of phantom stock awards upon payment of the maximum value of such awards to their holders.

The 2007 Long Term Incentive Plan provides that a Corporate Change occurs if (1) we are dissolved and liquidated; (2) if we are not the surviving entity in any merger or consolidation (or we survive only as a subsidiary of an entity); (3) if we sell, lease or exchange or agree to sell, lease or exchange all or substantially all of our assets; (4) any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of our voting stock; or (5) after a contested election of directors, the persons who were directors before such election cease to constitute a majority of our Board of Directors.

Our Named Executive Officers do not currently, and at December 31, 2013 did not, hold any unvested stock options or phantom stock awards, and therefore there are no amounts to report with respect to acceleration of stock option awards or payment of phantom stock awards by the Compensation Committee in connection with a Corporate Change.

The award agreements for restricted stock under the Company's 2007 Long Term Incentive Plan also establish vesting provisions applicable to termination of employment. The award agreement for all grants of restricted stock to our executive officers, except restricted stock granted to Mr. O'Hara in February 2014, provides for accelerated vesting if the executive officer's employment is terminated due to death or disability. The award agreement for the restricted stock granted to Mr. O'Hara in February 2014 provides for accelerated vesting in the case of death or disability and in the case of a qualified retirement. A "qualified retirement" is the termination of employment on a date that is on or after the employee's attainment of age 63 and following the employee's completion of a least ten years of service with the Company and upon satisfaction of a two year non-compete and certain non-disclosure covenants. Mr. O'Hara will be eligible for a qualified retirement in January 2019.

Non-Competition Agreements

Along with their respective employment agreements, Mr. Hesterberg has entered into a non-compete and Messrs. Rickel and Burman have entered into Incentive Compensation and Non-Compete agreements with us, each of which provide that for a period of two years with respect to Messrs. Hesterberg and Rickel, and one year with respect to Mr. Burman following the executive's termination of employment, the executive will not compete with us or induce any of our employees to leave his or her employment with us or hire any of our employees. However, upon such termination, Mr. Burman shall not be prohibited from immediately engaging in the practice of law, independently or with a law firm, or from performing legal services on our behalf or any business competitive with any line of business conducted by us or any of our subsidiaries or affiliates (including, without limitation, any public or private auto retailer), regardless of termination for Cause, Voluntary Termination, Involuntary Termination, or expiration of his agreement.

If Mr. Hesterberg violates this agreement, he will also forfeit his rights to any restricted stock and stock options granted pursuant to his employment agreement, and we will have the right to refrain from making any further payments under that agreement, as well as to receive back from Mr. Hesterberg the full value of any payments which were made to him in the previous twelve months as well as the value of any restricted stock or stock options that may have vested during the

 64              2014 Proxy Statement

Executive Compensation

past twelve months from the date of Mr. Hesterberg's termination. If Messrs. Rickel or Burman violate their respective agreements, we will have the right to demand forfeiture of any cash or equity award realized during the twelve months prior to the violation.

Termination and Change in Control Tables for 2013

The following tables summarize the compensation and other benefits that would have become payable to each Named Executive Officer assuming his employment had terminated for the reasons specified below on December 31, 2013, given, if applicable, the Named Executive Officer's base salary as of that date and the closing price of the Company's common stock on December 31, 2013, which was $71.02. In addition, the following tables summarize the compensation that would become payable to Messrs. Hesterberg, Rickel and Burman assuming that a Corporate Change of the Company coupled with an involuntary reduction of his salary or incentive compensation target had occurred on December 31, 2013.

Earl J. Hesterberg

	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change ($)	Death and Disability ($)	&zwsp;
Salary and Bonus	2,666,667	2,666,667	3,166,667	666,667
Equity Compensation(1)	12,499,520	12,499,520	12,499,520	12,499,520
Use of Vehicle	8,437	8,437	—	16,874
Continued Medical(2)	38,959	38,959	—	38,959
Total	15,213,583	15,213,583	15,666,187	13,222,020
(1)
As of December 31, 2013, Mr. Hesterberg had a total of 176,000 unvested shares of restricted stock. The amount in the table was calculated by multiplying $71.02 by the 176,000 shares of restricted stock Mr. Hesterberg held on December 31, 2013 that we assume for purposes of this calculation would be subject to accelerated vesting, to equal $12,499,520.

(2)
Amounts shown here are calculated using the COBRA costs for continued coverage as of December 31, 2013.

John C. Rickel

	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change ($)	Death and Disability ($)	&zwsp;
Salary and Bonus	916,667	916,667	1,741,667	366,667
Equity Compensation(1)	3,707,244	3,707,244	3,707,244	3,707,244
Use of Vehicle	2,195	2,195	—	4,389
Total	4,626,106	4,626,106	5,448,911	4,078,300
(1)
As of December 31, 2013, Mr. Rickel had a total of 52,200 unvested shares of restricted stock and no unvested stock options. The amount in the table was calculated by multiplying $71.02 by the 52,200 shares of restricted stock Mr. Rickel held on December 31, 2013 that we assume for purposes of this calculation would be subject to accelerated vesting, to equal $3,707,244.

Darryl M. Burman

	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change ($)	Death and Disability ($)	&zwsp;
Salary and Bonus	581,000	581,000	684,750	166,000
Equity Compensation(1)	2,159,008	2,159,008	2,159,008	2,159,008
Use of Vehicle	4,914	4,914	—	4,914
Total	2,744,922	2,744,922	2,843,758	2,329,922
(1)
As of December 31, 2013, Mr. Burman had a total of 30,400 unvested shares of restricted stock and no unvested stock options. The amount in the table was calculated by multiplying $71.02 by the 30,400 shares of restricted stock Mr. Burman held on December 31, 2013 that we have assumed for purposes of this calculation would be subject to accelerated vesting, to equal $2,159,008.

Peter C. DeLongchamps

	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(2) ($)	Death and Disability ($)	&zwsp;
Equity Compensation(1)	—	—	2,187,416	2,187,416
Total	—	—	2,187,416	2,187,416
(1)
As of December 31, 2013, Mr. DeLongchamps had a total of 30,800 unvested shares of restricted stock and no unvested stock options. The amount in the table was calculated by multiplying $71.02 by the 30,800 shares of restricted stock Mr. DeLongchamps held on December 31, 2013 that we have assumed for purposes of this calculation would be subject to accelerated vesting, to equal $2,187,416.

(2)
Assumes Compensation Committee determines to accelerate vesting in connection with a Corporate Change.

J. Brooks O'Hara

	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(2) ($)	Death and Disability ($)	&zwsp;
Equity Compensation(1)	—	—	1,974,356	1,974,356
Total	—	—	1,974,356	1,974,356
(1)
As of December 31, 2013, Mr. O'Hara had a total of 27,800 unvested shares of restricted stock and no unvested stock options. The amount in the table was calculated by multiplying $71.02 by the 27,800 shares of restricted stock Mr. O'Hara held on December 31, 2013 that we have assumed for purposes of this calculation would be subject to accelerated vesting, to equal $1,974,356.

(2)
Assumes Compensation Committee determines to accelerate vesting in connection with a Corporate Change.

     2014 Proxy Statement    65

Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2013. Directors who are our full-time employees receive no compensation for serving as directors. The only current employees serving as directors are Earl J. Hesterberg, our President and Chief Executive Officer and Lincoln Pereira, Regional Vice President, Brazil, and Chairman of UAB.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	All Other Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	Total ($)	&zwsp;
John L. Adams	207,281	109,970	19,008	94,875	431,133
Louis E. Lataif	117,281	109,970	17,600	57,121	301,971
Stephen D. Quinn	120,781	109,970	17,600	69,829	318,179
Beryl Raff	87,281	109,970	24,657	24,035	245,942
J. Terry Strange	129,781	109,970	17,600	14,015	271,365
Max P. Watson, Jr.	108,281	109,970	17,600	—	235,850
(1)
The amounts included in the "Stock Awards" column represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 5 to our audited financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K.

(2)
Each year our directors are offered the option of taking their annual retainer in restricted stock or restricted stock units. In 2013 each non-employee director received 1,756 shares of restricted stock in payment of the equity portion of the 2013 annual retainer. The forfeiture restrictions on restricted stock lapse fully after six months. Restricted stock units held by a director are settled in shares of our common stock upon the termination of the director's membership on our Board. All unvested restricted stock or restricted stock units held by a director vest upon the retirement, death or disability of the director. In the event that a director's membership on our Board is terminated for any reason other than retirement, death or disability, the director, for no consideration, forfeits to us all unvested restricted stock or restricted stock units. Restricted stock or unvested restricted stock units may not be sold or otherwise transferred.

(3)
Reflects the maximum cost associated with the personal use of one Company vehicle or the economic equivalent.

(4)
Amounts reflect above-market earnings on the Deferred Compensation Plan. Amounts are reflective of earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 2.85%.

 66              2014 Proxy Statement

Director Compensation

 Retainers and Fees

The table below sets forth the compensation we pay to our non-employee directors:

Retainer and Meeting Fees(1)	($)	&zwsp;
Annual Retainer
Annual Cash Retainer	45,000
Equity Retainer(2)	110,000
Committee Chair Retainer
Non-Executive Chairman of the Board	100,000
Audit Committee Chair	25,000
Compensation Committee Chair	15,000
Finance/Risk Management Committee Chair	15,000
Nominating/Governance Committee Chair	10,000
Board and Committee Meeting Fees
Board Meetings	2,500
Audit Committee Meetings	2,500
Non-Audit Committee Meetings	1,500
Vehicle Stipend(3)	17,600
(1)
All cash retainer amounts and meeting fees are paid quarterly.

(2)
The equity portion of the retainer is paid annually in restricted stock or restricted stock units valued at approximately $110,000 at the time of the grant pursuant to the 2007 Long Term Incentive Plan.

(3)
The use of one vehicle, or the economic equivalent

The equity portion of the annual retainer is paid annually. Abbreviated meetings, as determined at the discretion of the chair, result in the payment of one-half of the regular fees for the meeting.

Equity-Based Compensation

The equity portion of non-employee directors' retainers is paid annually in restricted stock or restricted stock units valued at approximately $110,000 at the time of the grant pursuant to the 2007 Long Term Incentive Plan. Directors can elect whether to receive the equity retainer in restricted stock or restricted stock units. In 2013, all of our Directors elected to receive their annual retainer in restricted stock. The grant was effective January 2, 2013 and was determined based on the average of the high and low market price of our common stock on that date. Accordingly, each non-employee director received 1,756 shares of restricted stock in payment of the equity portion of the 2013 annual retainer.

The restricted stock or restricted stock units vest fully after six months. All unvested restricted stock or restricted stock units held by a director vest upon the retirement, death or disability of the director. The vested restricted stock units held by a director are settled in shares of our common stock upon the termination of the director's membership on our Board of Directors. In the event that a director's membership on our Board of Directors is terminated for any reason other than retirement, death or disability, the director, for no consideration, forfeits to us all of his unvested shares of restricted

     2014 Proxy Statement    67

Director Compensation

stock or restricted stock units. Any unvested restricted stock and any restricted stock units may not be sold or otherwise transferred.

Stock Ownership Guidelines

Our Board has adopted Stock Ownership Guidelines that apply to our non-employee directors. The guidelines currently require our non-employee directors to own and hold 10,000 shares of our common stock. The holding requirement was determined based on competitive market practice. Stock ownership levels should be achieved by each director within five years of first appointment to the Board.

Stock that applies toward satisfaction of these guidelines includes: (1) shares of common stock owned outright by the director and his or her immediate family members who share the same household, whether held individually or jointly and (2) awarded restricted stock and RSU shares. Each of our directors is in compliance with these guidelines.

Nonqualified Deferred Compensation

Messrs. Adams, Lataif, Quinn and Strange and Ms. Raff have elected to participate in the Deferred Compensation Plan, described in greater detail above. The plan provides those directors who elect to participate an opportunity to accumulate additional savings for retirement on a tax-deferred basis. The non-employee directors may defer any portion of the cash compensation (annual retainer or meeting fees) that he or she receives with respect to the services provided to our Board, including any committee services, and the director will be 100% vested in his account at all times. We have complete discretion over how the deferred funds are utilized and they represent our unsecured obligation to the participants.

 68              2014 Proxy Statement

Certain Relationships and Related Transactions

Transactions

During fiscal year 2013 we were not, and we are not currently, a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000, in which any of our directors, executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, except as described below and the compensation arrangements (including with respect to equity compensation) described in "2013 Compensation Discussion and Analysis," "Executive Compensation and "Director Compensation."

Information below pertains to certain related party transactions related to the operations of our subsidiary UAB, which we acquired in February 2013. All of the operations of UAB are in Brazil. The conversion of amounts expressed in Brazilian Reais to U.S. Dollars was calculated by using the average currency exchange for 2013, as provided by Oanda. The applicable exchange rates are: R$2.1624 = USD$1.00.

Lincoln Pereira and UAB

During 2013 we paid Mr. Pereira R$786,621 (USD$363,772) for his services as our Regional Vice President, Brazil and as Chairman of UAB. Mr. Pereira's compensation includes R$747,126 (USD$345,508) of cash compensation and R$39,495 (USD$18,264) for health insurance from March through September.

Mr. Pereira's brother, Ricardo Ribeiro da Cunha Pereira, serves as Commercial Vice President, Paraná (Premium Brands). During 2013 we paid Mr. Ricardo Pereira R$363,931 (USD$168,300) in total compensation, consisting of R$361,753 (USD$167,292) of cash compensation and R$2,178 (USD$1,007) for health insurance.

UAB leases office and retail space at market rates from Santorini Negócios Imobiliários Ltda. ("Santorini"), a real estate company which was co-founded by Mr. Pereira. The lease provides for monthly payments of R$126,700.33 (USD$58,592.45) and is adjusted annually pursuant to the IGP-M/FGV index. The lease expires in February 2029, but can be terminated with one month prior notice, subject to a three month early-termination penalty payment. Current owners of Santorini include Mr. Pereira's wife, Anna Luiza Flecha de Lima da Cunha Pereira, who also manages the property, Irene Maria Flecha de Lima, Mr. Pereira's mother-in-law, and Andrea Maria Flecha da Lima, Mr. Pereira's sister-in-law. Total payments to Santorini since January 1, 2013 are R$1,510,708.23 (USD$698,625.70). Mr. Pereira holds no ownership interest in Santorini.

UAB also leases office space at market rates from Irene Maria Flecha de Lima, Mr. Pereira's mother-in-law. The lease provides for monthly payments of R$13,780.59 (USD$6,372.28) and is adjusted annually pursuant to the IGP-M/FGV index. The lease expires in October 2015, but can be terminated at any time with one month prior notice. Total payments to Irene Maria Flecha de Lima since January 1, 2013 are R$165,367.15 (USD$76,473.89).

UAB is represented in legal matters by Cunha Pereira Law Firm. Cunha Pereira Law Firm is controlled by Mr. Pereira and his father. Mr. Pereira's cousin, Joao Candido Cunha Pereira, also represents UAB in legal court cases solely relating to the State of Paraná, but is not associated with the Cunha Pereira Law Firm. These legal services are governed by a contractual relationship signed in January 2012 for an undetermined term, and can be terminated at any time with 90 days' notice. All legal rates are at or below the current market rate for such legal services. Total payments to the Cunha Pereira Law Firm since January 1, 2013 are R$290,578.74 (USD$134,377.88), and total payments to Joao Candido Cunha Pereira since January 1, 2013 are R$191,036.87 (USD$88,344.83).

UAB purchases newspaper and radio advertising space from RPC Comunicações ("RPC"), a communications group in the state of Parana owned by Therezinha Cunha Pereira, Guilherme Cunha Pereira and Ana Amelia Cunha Pereira, Mr. Pereira's aunt and two cousins, respectively. The prices are negotiated based on a price list

     2014 Proxy Statement    69

Certain Relationships and Related Transactions

published by RPC. UAB's marketing department purchases the advertising space directly from RPC without any involvement from Mr. Pereira, at or below current market rates for such services, on an "as-needed" basis. Total payments to RPC since January 1, 2013 are R$151,638.87 (USD$70,125.64).

UAB has entered into a R$28,000,000 revolving loan agreement with Banco Alfa SA ("BASA") for vehicle inventory financing for its Land Rover dealerships. Mr. Pereira's mother-in-law, Irene Maria Flecha de Lima is a passive investor in BASA, and owns 141,600 preferential, non-voting shares.

Policies and Procedures

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our General Counsel's office is primarily responsible for the development and implementation of procedures and controls to obtain information from the directors and executive officers with respect to related person transactions and for subsequently determining, based on the facts and circumstances disclosed to them, whether we or a related person has a direct or indirect material interest in the transaction. As required under the SEC's rules, transactions that are determined to be directly or indirectly material to us or a related person are filed with the SEC when required, and disclosed in our proxy statement.

Our Code of Conduct discourages all conflicts of interest and provides guidance on handling conflicts of interest. Under the Code of Conduct, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with the interests of our Company. Our restrictions on conflicts of interest under the Code of Conduct include related person transactions.

We have multiple processes for reporting conflicts of interests, including related person transactions. Under the Code of Conduct, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to their supervisors and all related person transactions involving our regional or market executives must be communicated in writing as part of their quarterly representation letter. This information is then reviewed by our General Counsel, Audit Committee, our Board or our independent registered public accounting firm, as deemed necessary, and discussed with management. As part of this review, the following factors are generally considered:

•
the nature of the related person's interest in the transaction;

•
the material terms of the transaction, including, without limitation, the amount and type of transaction;

•
the importance of the transaction to the related person;

•
the importance of the transaction to a third party;

•
the importance of the transaction to us;

•
whether the transaction would impair the judgment of a director, executive officer or employee to act in the best interest of our Company;

•
whether the transaction might affect the status of a director as independent under the independence standards of the New York Stock Exchange; and

•
any other matters deemed appropriate with respect to the particular transaction.

Ultimately, all such transactions must be approved or ratified by our Board. Any member of our Board who is a related person with respect to a transaction is recused from the review of the transaction.

In addition, our legal staff annually distributes a questionnaire to our executive officers and members of our Board requesting certain information regarding, among other things, their immediate family members, employment and

 70              2014 Proxy Statement

Certain Relationships and Related Transactions

beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Code of Conduct. At the completion of the annual audit, our Audit Committee and the independent registered public accounting firm review with management, insider and related person transactions and potential conflicts of interest. In addition, our internal audit function has processes in place, under its written procedure policies, to identify related person transactions and potential conflicts of interest and report them to senior management and the Audit Committee.

We also have other policies and procedures to prevent conflicts of interest, including related person transactions. For example, our Corporate Governance Guidelines require that our Board assess the independence of the non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described under "Information about our Board and Committees — Independence of the Members of our Board."

     2014 Proxy Statement    71

Security Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, our Named Executive Officers, our current directors and Named Executive Officers as a group, and any stockholders with over 5% of our common stock. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be the beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as otherwise indicated, directors and executive officers possessed sole voting and investment power with respect to all shares of common stock in the table. In addition, except as otherwise indicated, all information is as of March 24, 2014.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Owned(2)		Percent of Class Outstanding(2)	&zwsp;
Earl J. Hesterberg	462,332	(3)	1.9%
John C. Rickel	175,969	(3)	*
Darryl M. Burman	71,564	(3)	*
Peter C. DeLongchamps	57,308	(3)	*
J. Brooks O'Hara	40,445	(3)	*
John L. Adams	63,788	(3)	*
Louis E. Lataif	26,057	(3)	*
Lincoln Pereira	688,987	(4)	2.8%
Stephen D. Quinn	34,770	(3)	*
Beryl Raff	24,666	(3)	*
J. Terry Strange	48,246	(3)	*
Max P. Watson, Jr.	48,440	(3)	*
All directors and Named Executive Officers as a group (12 persons)	1,742,572	(5)	7.2%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,886,849	(6)	7.8%
Dimensional Fund Advisors LP. Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,628,780	(7)	6.7%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	1,514,478	(8)	6.3%

 72              2014 Proxy Statement

Security Ownership Information

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Owned(2)		Percent of Class Outstanding(2)	&zwsp;
Eminence Capital, LLC 65 East 55th Street, 25th Floor New York, NY 10022	1,499,088	(9)	6.2%
Allianz Global Investors U.S. Holdings LLC 680 Newport Center Drive Suite 250 Newport Beach, CA 92660	1,372,968	(10)	5.7%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	1,306,071	(11)	5.4%
*
Represents less than 1% of the outstanding common stock

(1)
Except as otherwise indicated, the mailing address of each person or entity named in the table is Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, Texas 77024.

(2)
Based on total shares outstanding of 24,184,978 at March 24, 2014.

(3)
Includes restricted shares as to which the individual has voting, but not dispositive, power, as follows: Mr. Hesterberg (193,000 shares), Mr. Rickel (54,900 shares), Mr. Burman (34,600 shares), Mr. DeLongchamps (36,000 shares), Mr. O'Hara (30,700 shares). Also includes the 2014 annual retainer of 1,756 shares granted to each of Mr. Adams, Mr. Lataif, Mr. Quinn, Ms. Raff, Mr. Strange and Mr. Watson on January 2, 2014. The Board's retainer shares will vest on July 2, 2014, except in the case of Mr. Lataif, whose retainer shares will vest upon his retirement from the Board on May 20, 2014 following the Annual Meeting.

(4)
Mr. Pereira has shared voting, but no dispositive, power with respect to 155,706 shares, and shared voting and dispositive power with respect to 77,853 shares, all such shares are owned by Abbe Investments, Ltd., a British Virgin Islands company, owned 98% by Mr. Pereira and 2% by his spouse. In addition, Mr. Pereira has shared voting, but no dispositive, power with respect to 455,428 shares held in escrow for the benefit of Mr. Pereira and João Alberto Gross Figueiró, André Ribeiro da Cunha Pereira, and Maurício Vaz Rodrigues, pursuant to a Stockholders' Agreement dated February 28, 2013. Mr. Pereira has been designated the Stockholder Representative for those shares and directs voting of the shares.

(5)
Includes 970,870 restricted shares as to which the executive officers and directors currently have voting, but not dispositive, power.

(6)
As reported on Amendment No. 4 to Schedule 13G as of December 31, 2013 and filed with the SEC on February 10, 2014. BlackRock, Inc., as a parent holding company or control person, has sole voting power over 1,813,474 shares and sole dispositive power over, and aggregate beneficial ownership of, 1,886,849 shares. The subsidiaries of BlackRock, Inc. that acquired the shares reported by BlackRock, Inc. are as follows: BlackRock Advisors, LLC, BlackRock Fund Management Ireland Limited, BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisers (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., and BlackRock Investment Management, (UK) Limited. Various persons have the right to receive or the power to direct the receipt of dividends from, or the

     2014 Proxy Statement    73

Security Ownership Information

  proceeds from the sale of the Company's common stock, and no one person's interest in the common stock is more than five percent of the total outstanding common shares.

(7)
As reported on Amendment No. 8 to Schedule 13G dated as of December 31, 2013 and filed with the SEC on February 10, 2014. Dimensional Fund Advisors LP, or certain of its subsidiaries (collectively, "Dimensional") serve as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In its role as investment advisor, sub-adviser and/or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. Dimensional has sole voting power as to 1,590,545 shares and sole dispositive power as to 1,628,780 shares. Dimensional disclaims beneficial ownership of all such shares.

(8)
As reported on Amendment No. 5 to Schedule 13G dated as of December 31, 2013 and filed with the SEC on February 11, 2014 by Franklin Resources, Inc. ("FRI"), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC, a subsidiary of FRI. Shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment managed clients of investment managers that are direct and indirect subsidiaries (each an "Investment Management Subsidiary" and, collectively, the "Investment Management Subsidiaries") of FRI. The Investment Management Subsidiaries have sole investment discretion and voting authority over the reported shares pursuant to an investment management agreement, subject to certain exceptions. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI, and, as a result, may be deemed to beneficially own 1,514,478 shares. Franklin Advisory Services, LLC has sole power to vote or to direct the vote of 1,413,778 shares, and sole power to dispose or to direct the disposition of 11,514,478 shares. The Principal Shareholders, FRI and the FRI affiliates, as applicable, disclaim beneficial ownership of such shares. The address for Franklin Advisory Services, LLC is One Parker Plaza, Ninth Floor, Fort Lee, NJ 07024.

(9)
As reported on Amendment No. 1 to Schedule 13G dated as of December 31, 2013 and filed with the SEC on February 14, 2014 by Eminence Capital, LLC, Eminence GP, LLC, and Ricky C. Sandler. The foregoing entities and person beneficially own 1,499,088 shares of common stock. Eminence Capital LLC has shared voting power and shared dispositive power with respect to 1,498,853 shares of common stock; Eminence GP, LLC has shared voting power and shared dispositive power with respect to 1,346,266 shares of common stock; and Ricky C. Sandler has sole voting power and sole dispositive power with respect to 235 shares of common stock and shared voting power and shared dispositive power with respect to 1,498,853 shares of common stock.

(10)
As reported on Amendment No. 2 to Schedule 13G dated as of December 31, 2013 and filed with the SEC on February 12, 2014. Allianz Global Investors U.S. Holdings LLC ("AGI") is a parent holding company deemed to beneficially own 1,372,968 shares of common stock with respect to which certain of AGI's subsidiaries and affiliates (collectively, the "AGI Advisors") have voting and dispositive power as follows: NFJ Investment Group LLC has sole voting power over 1,192,897 shares, sole dispositive power over 1,206,197 shares and aggregate beneficial ownership of 1,372,968 shares; Allianz Global Investors Europe GmbH has sole voting power over 141,436 shares and sole dispositive power over 157,157; Allianz Global Investors France S.A. has sole power to vote or direct the vote, and sole power to dispose or direct the disposition of 9,526 shares; and Allianz Global Investors U.S. LLC has sole power to vote or direct the vote and sole power to dispose or direct the disposition of 88 shares. The shares are held by investment advisory clients or discretionary accounts of which an AGI Adviser is the investment adviser. Investment advisory contracts with these clients or

 74              2014 Proxy Statement

Security Ownership Information

  accounts grant to each of the AGI Advisors voting and/or investment power over the shares held by each of their respective clients or in accounts that each of them manages. As a result, each may be deemed to beneficially own the shares held by its clients or accounts within the meaning of Rule 13d-3 under the Act. Because AGI is the parent holding company of the AGI Advisers that are its subsidiaries, it may be deemed to beneficially own securities held by those AGI Advisers' clients or accounts. Each of AGI and the AGI Advisers also disclaims beneficial ownership of these securities except to the extent of that filer's pecuniary interest therein.

(11)
As reported on Amendment No. 2 to Schedule 13G dated as of December 31, 2013 and filed with the SEC on February 11, 2014. The Vanguard Group, Inc. has sole voting power as to 34,370 shares, sole dispositive power over 1,273,701 shares, shared dispositive power over 32,370 shares and aggregate beneficial ownership of 1,306,071 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 32,370 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,000 shares as a result of its serving as investment manager of Australian investment offerings.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors and any person who owns more than 10% of our common stock are required by Section 16(a) of the Exchange Act to file reports regarding their ownership of our stock. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations from these individuals that no other reports were required, all filing requirements were met with the following exceptions: a Form 4 for Mr. Pereira which was due on December 31, 2013, reporting the transfer of 233,559 shares of Group 1 common stock held directly by Mr. Pereira to Abbe Investments Ltd., a BVI Company, owned and managed by Mr. Pereira and his spouse, was filed late on January 22, 2014.

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Equity Compensation Plan Information

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)		&zwsp;
Equity compensation plans approved by security holders	—	—	1,393,138	*
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	1,393,138
*
Includes 619,964 shares available under the Group 1 Automotive, Inc. Employee Stock Purchase Plan, and 773,174 shares available under the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan.

Stockholder Proposals for 2015 Annual Meeting

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2015 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 11, 2014. No stockholder proposal was received for inclusion in this proxy statement.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our Amended and Restated Bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our Annual Meeting of stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our Amended and Restated Bylaws. Subject to the exception described below, a stockholder making a nomination for election to our Board or a proposal of business for the 2015 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary at least 70 days but not more than 90 days prior to the anniversary date of the 2014 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2015 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than February 19, 2015 and no later than March 11, 2015.

If we increase the number of directors to be elected at an Annual Meeting and do not make a public announcement naming all of the nominees for director and specifying the size of the increased Board at least 80 days prior to the first anniversary of the preceding year's Annual Meeting, a stockholder's notice regarding the nominees for the new positions created by the increase will be considered timely if it is delivered to our Corporate Secretary not later than the close of business on the 10th day following the day on which the public announcement is first made.

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For each individual that a stockholder proposes to nominate as a director, the stockholder's written notice to our Corporate Secretary must include the candidate's name, contact information, biographical information and qualifications. The request must also include the potential candidate's written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. From time to time, the Nominating/Governance Committee may request additional information from the nominee or the stockholder. For any other business that a stockholder desires to bring before an Annual Meeting, the stockholder notice must provide a brief description of such business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. Finally, if a stockholder provides notice for either event described above, the notice must also include the following information in addition to any other information required by Rule 14a-8:

•
the name and address of the stockholder as it appears on our books;

•
the name and address of the beneficial owner, if any, as it appears on our books; and

•
the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder and the beneficial owner.

2013 Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

 Householding

We may send a single Notice of Internet Availability or set of proxy materials, as applicable, and other stockholder communications to any household at which two or more stockholders with the same last name reside, unless we have received contrary instructions from those stockholders. This process is called "householding." This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Notice of Internet Availability, proxy materials and other stockholder communications may be householded based on your prior express or implied consent. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you wish to opt out of householding, and would like to have separate copies of the Notice of Internet Availability or proxy materials, as applicable, mailed to each stockholder sharing your address, or if you are receiving multiple copies and would like to receive a single copy, please contact Broadridge Financial Solutions, Inc., by calling 1-800-542-1061 or by writing Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Broadridge will promptly deliver the requested materials. Beneficial owners (street name stockholders) sharing an address who are receiving multiple copies of the Notice of Internet Availability or proxy materials, as applicable, and other stockholder communications and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such materials be mailed to all stockholders at the shared address in the future.

However, please note that if you want to receive a paper proxy card or vote instruction form or other proxy materials for purposes of this year's meeting, you should follow the instructions included in the information that was sent to you.

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 Other Matters

As of the date of filing this proxy statement, our Board is not aware of any other business or nominee to be presented or voted upon at the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons' discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

                        By Order of the Board of Directors

                        Beth Sibley
                        Corporate Secretary

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Appendix A

Group 1 Automotive, Inc.
2014 Long Term Incentive Plan

I. Purpose of the Plan

The purpose of the GROUP 1 AUTOMOTIVE, INC. 2014 LONG TERM INCENTIVE PLAN (the "Plan") is to provide a means through which GROUP 1 AUTOMOTIVE, INC., a Delaware corporation (the "Company"), and its Affiliates may attract qualified persons to serve as Directors or Consultants or to enter into or remain in the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, Options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, Bonus Stock Awards, or any combination of the foregoing, as suited to the circumstances of the particular employee, Consultant, or Director as provided herein.

II. Definitions

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)   "Affiliate" means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)   "Award" means, individually or collectively, any Option, Restricted Stock Award, Performance Award, Phantom Stock Award, or Bonus Stock Award.

(c)   "Board" means the Board of Directors of the Company.

(d)   "Bonus Stock Award" means an Award granted under Paragraph XI of the Plan.

(e)   "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(f)    "Committee" means a committee of the Board that is selected by the Board as provided in Subparagraph IV(a).

(g)   "Common Stock" means the common stock, par value $0.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XII.

(h)   "Company" means Group 1 Automotive, Inc., a Delaware corporation.

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(i)    "Consultant" means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate (provided that such person satisfies the Form S-8 definition of an "employee").

(j)    "Corporate Change" shall have the meaning assigned to such term in Subparagraph XII(c) of the Plan.

(k)   "Director" means an individual who is a member of the Board.

(l)    "Effective Date" has the meaning set forth in Paragraph III.

(m)  An "employee" means any person (including a Director) in an employment relationship with the Company or any Affiliate.

(n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(o)   "Fair Market Value" means, as of any specified date, (i) the mean of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on that date or, if the Common Stock is not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is listed, or, if there shall have been no such sales so reported on that date, on the last preceding date on which such a sale was so reported or (ii) if the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code.

(p)   "Incentive Stock Option" means an incentive stock option within the meaning of section 422 of the Code.

(q)   "Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(r)    "Option Agreement" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of an Option, which Option Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(s)   "Participant" means an employee, Consultant, or Director who has been granted an Award under the Plan.

(t)    "Performance Award" means an Award granted under Paragraph IX of the Plan.

(u)   "Performance Award Agreement" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of a Performance Award, which Performance Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(v)   "Phantom Stock Award" means an Award granted under Paragraph X of the Plan.

(w)  "Phantom Stock Award Agreement" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of a Performance Stock Award, which Performance Stock Award Agreement may be in an electronic medium,

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may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(x)   "Plan" means the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan, as amended from time to time.

(y)   "Prior Plan" means the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (as amended and restated effective as of March 11, 2010).

(z)   "Qualified Performance-Based Award" means any Performance Award, or portion of such award, granted to a "covered employee" (within the meaning of section 162(m) of the Code) that is intended to satisfy the requirements for "qualified performance-based compensation" under section 162(m) of the Code.

(aa) "Restricted Stock Agreement" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of a Restricted Stock Award, which Restricted Stock Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(bb) "Restricted Stock Award" means an Award granted under Paragraph VIII of the Plan.

(cc) "Rule 16b-3" means SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(dd) "Stock Appreciation Right" means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor.

III. Effective Date and Duration of the Plan

(a)    Effective Date.    The Plan was approved by the Board on March 25, 2014, subject to approval by the stockholders of the Company. The Plan shall be adopted upon stockholder approval and shall become effective as of the date of stockholder approval of the Plan (the "Effective Date").

(b)    Duration.    Unless sooner terminated as provided herein, the Plan shall terminate on the calendar day immediately preceding the 10th anniversary of the Effective Date. After the Plan is terminated, no Awards may be granted under the Plan but Awards previously granted under the Plan shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

(c)    Prior Plan.    No further grants shall be made under the Prior Plan from and after the Effective Date of the Plan.

IV. Administration

(a)    Composition of Committee.    The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term "Non-Employee Director" as defined in Rule 16b-3).

(b)    Powers.    Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be

     2014 Proxy Statement    A-3

subject to each Option, Restricted Stock Award, or Bonus Stock Award, and the number of shares subject to or the value of each Performance Award or Phantom Stock Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company's success, and such other factors as the Committee in its sole discretion shall deem relevant.

(c)    Additional Powers.    The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the terms governing Awards granted hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement or other evidence relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement or other evidence relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement or other evidence into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive and binding on all persons having an interest under the Plan.

(d)    Non-U.S. Participants.    In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary of the Company or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

V. Shares Subject to the Plan; Award Limits;
Grant of Awards

(a)    Shares Subject to the Plan and Award Limits.

    (i)  Subject to adjustment in the manner as provided in Subparagraph XII(b), the aggregate maximum number of shares of Common Stock that may be issued or transferred under the Plan shall equal the sum of:

    (A)   1,200,000 shares, plus

    (B)   the number of shares that remained available for issuance for future award grants under the Prior Plan as of the Effective Date, plus

    (C)  the number of shares subject to outstanding awards as of the Effective Date that were granted under the Prior Plan to the extent that any such award lapses or the rights of its holder terminate without all shares of Common Stock underlying such award being issued or transferred to the holder thereof or without any such holder receiving a cash settlement under any such award.

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    (ii)  For purposes of Subparagraph V(a)(i) above, shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award (and, with respect to an Award pursuant to which any shares of Common Stock have been issued or delivered subject to a forfeiture restriction, only to the extent such forfeiture restriction lapses). To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award (or portion thereof that lapses, terminates or is forfeited), will again be available for the grant of an Award under the Plan; provided, however, that the following shares of Common Stock will not be added to the aggregate maximum number of shares of Common Stock available for issuance or transfer under Subparagraph V(a)(i) above: (A) shares of Common Stock tendered or otherwise used in payment of the option price of an Option (or the purchase price or exercise price of an option granted under the Prior Plan); (B) Common Stock withheld by the Company to satisfy a tax withholding obligation; (C) shares of Common Stock subject to a Stock Appreciation Right (or a stock appreciation right granted under the Prior Plan) that are not actually issued in connection with its Common Stock settlement on exercise thereof; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an Option (or options granted under the Prior Plan).

   (iii)  Notwithstanding any provision in the Plan to the contrary, (A) the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options may not exceed 1,200,000 shares of Common Stock (subject to adjustment in the manner as provided in Subparagraph XII(b)), (B) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock that may granted to any one individual during any calendar year may not exceed 300,000 shares of Common Stock (subject to adjustment in the manner as provided in Subparagraph XII(b)), and (C) the maximum cash value of all Performance Awards denominated in cash that may be granted to any one individual during any calendar year may not exceed $7,500,000 (with the cash value of each Performance Award to be determined on the date of grant). The limitations set forth in clauses (B) and (C) of the preceding sentence shall be applied in a manner that will permit Qualified Performance-Based Awards to satisfy the requirements under section 162(m) of the Code.

(b)    Grant of Awards.    The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(c)    Stock Offered.    Subject to the limitations set forth in Subparagraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI. Eligibility

Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that does not constitute an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, a Bonus Stock Award, or any combination thereof.

     2014 Proxy Statement    A-5

 VII. Stock Options

(a)    Option Period.    The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b)    Exercise of Option or Stock Appreciation Right.    An Option or Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee. An Option or Stock Appreciation Right may provide for the early exercise of such Option or Stock Appreciation Right, including (x) in the event of the retirement, death or disability of a Participant, or (y) in the event of a Corporate Change where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Option or Stock Appreciation Right is not assumed or converted into a replacement award in a manner described in the Option Agreement.

(c)    Special Limitations on Incentive Stock Options.    An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative

(d)    Option Agreement.    Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, as applicable, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In no event shall a Stock Appreciation Right be exercisable after the expiration of 10 years from the date of grant. In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical.

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(e)    Option Price and Payment.    The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XII and subject to Subparagraph XIV(g), such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Participant having a value at the time of exercise equal to the total option price, (iii) subject to any conditions or limitations established by the Committee, the Company's withholding of Common Stock otherwise issuable upon exercise of an Option pursuant to a "net exercise" arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) to the extent permitted by law, by such other methods as may be approved by the Committee (including, but not limited to, a "cashless exercise" pursuant to procedures established by the Committee). Separate stock certificates shall be issued, or separate electronic recordkeeping entries shall be maintained with respect to shares of Common Stock delivered electronically, by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

(f)    Restrictions on Repricing of Options and Stock Appreciation Rights.    Except as provided in Paragraph XII, the Committee may not, without approval of the stockholders of the Company, (i) amend any outstanding Option Agreement to lower the purchase price or exercise price, as applicable, for any Option or Stock Appreciation Right granted under such agreement or (ii) cancel any outstanding Option or Stock Appreciation Right in exchange for cash, other Awards or other Options or Stock Appreciation Rights that have an option price or exercise price, as applicable, that is less than the option price or exercise price of the original Option or Stock Appreciation Right, as applicable. This Subparagraph VII(f) is intended to prohibit the repricing of "underwater" Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Paragraph XII.

(g)    Stockholder Rights and Privileges.    The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option or Stock Appreciation Right and for which certificates of stock have been registered in the Participant's name or a book entry is made in such Participant's name. Options and Stock Appreciation Rights granted under the Plan may not provide for any dividends or dividend equivalents thereon.

VIII. Restricted Stock Awards

(a)    Forfeiture Restrictions to Be Established by the Committee.    Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee, (ii) the Participant's continued employment with the Company or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions in the discretion of the Committee. Any Restricted Stock Award may provide for the early termination of the Forfeiture Restrictions on such Restricted Stock Award, including (x) in the event of the retirement, death or disability of a Participant or (y) in the event of a Corporate Change where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good

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reason or (B) such Restricted Stock Award is not assumed or converted into a replacement award in a manner described in the Restricted Stock Agreement; provided, however, that no Restricted Stock Award intended to be a Qualified Performance-Based Award will provide for such early termination of restrictions (other than in connection with the death or disability of the Participant or a Corporate Change) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(b)    Other Terms and Conditions.    Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant or restricted shares of Common Stock electronically delivered to a brokerage account established in the name of the Participant. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate or unrestricted electronic delivery of the stock until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to shares of Common Stock subject to a Restricted Stock Award that is subject to performance-vesting measures, each such dividend shall in all cases be deferred until and paid contingent upon the achievement of the performance measures applicable to the underlying Restricted Stock Award.

(c)    Payment for Restricted Stock.    The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)    Restricted Stock Agreements.    At the time any Award is made under this Paragraph VIII, the Company and the Participant shall document the terms of such Restricted Stock Award pursuant to a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

IX. Performance Awards

(a)    Performance Period; Dividend Equivalents.    The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured. Performance Awards may include Qualified Performance-Based Awards, as well as Performance Awards that are not intended to so qualify. The Committee may, at the time of a Performance Award (other than a Restricted Stock Award that is granted as a Performance Award), provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant's earning of the shares of Common Stock underlying such Performance Award with respect to which such dividend equivalents are paid.

(b)    Performance Measures.    A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance, which performance measures shall be established for a Qualified Performance-Based Award either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed. Such performance measures

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(x) may be made subject to adjustment for specified significant extraordinary items or events, provided that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Corporate Change) where such action would result in the loss of the otherwise available exemption of the Award under section 162(m) of the Code, (y) may be absolute, relative to one or more other companies, relative to one or more indexes and (z) may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. The performance measures established by the Committee for any Qualified Performance-Based Award will be based upon one or more, or a combination of, the following metrics (including relative or growth achievement regarding such metrics): (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the profit margins of the Company or any business unit of the Company designated by the Committee, (8) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee or any component of such net income calculation (including but not limited to sales, general and administrative expenses), (9) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (10) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (11) economic value added, (12) the return on capital, assets, or stockholders' equity achieved by the Company, (13) the total stockholders' return achieved by the Company, or (14) a combination of any of the foregoing. In the case of a Qualified Performance-Based Award, each performance measure will be objectively determinable to the extent required under section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with section 162(m) of the Code, will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Corporate Change) where such action would result in the loss of the otherwise available exemption of the Award under section 162(m) of the Code. In such case, the Committee will not make any modification of the performance objectives or minimum acceptable level of achievement with respect to such Award.

(c)    Awards Criteria.    In determining the value of Performance Awards, the Committee may take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant's Performance Award during the performance period.

(d)    Payment.    Following the end of the performance period (or at such other time as the applicable Performance Award Agreement may provide), the holder of a Performance Award shall be entitled to receive an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee with respect to any Qualified Performance-Based Award. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment may be made in a lump sum or in installments as prescribed by the Committee in the Performance Award Agreement. If a Performance Award denominated in shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement.

(e)    Performance Award Agreements.    At the time any Award is made under this Paragraph IX, the Company shall document the terms of the Performance Award pursuant to a Performance Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the

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Committee may determine to be appropriate. Any Performance Award may provide for the early lapse of the performance period or other modification with respect to the performance period, including (i) in the event of the retirement, death or debility of a Participant or (ii) in the event of a Corporate Change where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Performance Award is not assumed or converted into a replacement award in a manner described in the Performance Award Agreement; provided, however, that no Performance Award intended to be a Qualified Performance-Based Award will provide for such early lapse or modification of the performance period (other than in connection with the death or disability of the Participant or a Corporate Change) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award. The terms and provisions of the respective Performance Award Agreements need not be identical.

X. Phantom Stock Awards

(a)    Phantom Stock Awards; Dividend Equivalents.    Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time, as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option; provided, however, that the exercise price per share of Common Stock subject to the Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Paragraph XII and subject to Subparagraph XIV(g), such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted. The Committee may, at the time of a Phantom Stock Award (other than a Stock Appreciation Right), provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Stock, with any such dividend equivalents to become payable in compliance with section 409A of the Code, as applicable.

(b)    Award Period.    The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant. Any Phantom Stock Award may provide for the early lapse of the service period or other modification of the service period, including (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Corporate Change where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Phantom Stock Award is not assumed or converted into a replacement award in a manner described in the Phantom Stock Award Agreement.

(c)    Awards Criteria.    In determining the value of Phantom Stock Awards, the Committee may take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d)    Payment.    Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. If a Phantom Stock Award that is denominated in shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement.

(e)    Termination of Award.    A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a

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Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee).

(f)    Phantom Stock Award Agreements.    At the time any Award is made under this Paragraph X, the Company shall document the terms of such Phantom Stock Award pursuant to a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

XI. Bonus Stock Awards

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.

XII. Recapitalization or Reorganization

(a)    No Effect on Right or Power.    The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its or any of its Affiliates' assets or business, or any other corporate act or proceeding.

(b)    Adjustments.    In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, special cash dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares of Common Stock, exchange of shares of Common Stock, dividend in-kind, or other like change in capital structure, number of outstanding shares of Common Stock or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee shall, in order to prevent dilution or enlargement of Participants' rights under the Plan and outstanding awards, substitute or adjust, as applicable, the number and kind of shares of Common Stock (or other securities) that may be issued under the Plan or under particular forms of Awards, the number and kind of shares of Common Stock (or other securities) subject to outstanding Awards, the option price or exercise price applicable to outstanding Awards, the Award limits set forth in Subparagraph V(a) (provided that the Incentive Stock Option limit shall be adjusted if and to the extent such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify) and the terms and conditions of outstanding Awards. Notwithstanding anything herein to the contrary, the Committee may not take any such action as described in this Subparagraph XII(b) that would cause an Award that is otherwise exempt from section 409A of the Code to become subject to section 409A of the Code, or cause an Award that is subject to the requirements of section 409A of the Code to fail to comply with such requirements, or cause a Qualified Performance-Based Award to fail to satisfy the requirements under section 162(m) of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on the Company and all Participants and other parties having any interest in an Award under the Plan.

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(c)    Corporate Changes.    For purposes of the Plan, except as may be otherwise prescribed by the Committee in the terms governing an Award granted under the Plan, a "Corporate Change" will be deemed to have occurred upon any of the following events: (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board.

(d)    Stockholder Action.    Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

(e)    No Adjustments Unless Otherwise Provided.    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share or exercise price per share, if applicable.

XIII. Amendment and Termination of the Plan;
Amendment of Awards

(a)    Plan.    The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant; and provided, further, that the Board may not, without approval of the stockholders of the Company, (i) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or the benefits otherwise accrued to Participants under the Plan, (ii) increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, (iii) change the class of individuals eligible to receive Awards under the Plan, or (iv) amend or delete Subparagraph VII(f). Further, to the extent stockholder approval of an amendment to the Plan is necessary to satisfy (1) the requirements of Rule 16b-3 or (2) any securities exchange listing requirements of the New York Stock Exchange or other securities exchange on which the Common Stock is then listed, no such amendment shall be effective unless and until so approved by the stockholders of the Company.

(b)    Awards.    If permitted by section 409A of the Code and section 162(m) of the Code, including in the case of termination of employment by reason of death, disability or retirement, or in the event of a Corporate Change, to the extent a Participant holds an Option or Stock Appreciation Right not immediately exercisable in full, or any Restricted Stock Award as to which the Forfeiture Restrictions have not lapsed, or any Performance Award or Phantom Stock Award as to which the performance period or service period, as applicable, has not been completed, the Committee may, in its sole discretion, accelerate the time at which such Option, Stock Appreciation Right or other award may be exercised or the time at which such Forfeiture Restrictions will lapse or the time when such performance period or service period will end or may waive any other limitation or requirement under any such Award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. The Committee may

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amend the terms of any Award theretofore granted under the Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant's death or disability, or a Corporate Change) where such action would result in the loss of the otherwise available exemption of the award under section 162(m) of the Code. In such case, the Committee will not make any modification of the performance metrics or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Paragraph XII, no such amendment will impair the rights of any Participant without his or her consent.

XIV. Miscellaneous

(a)    No Right to an Award.    Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award, a right to a Phantom Stock Award, a right to a Bonus Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b)    No Employment/Membership Rights Conferred.    Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c)    Other Laws; Withholding.    The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant's benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of a Restricted Stock Award where an election under section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the market value of such Common Stock on the date the benefit is to be included in Participant's income. In no event will the market value of the Common Stock to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required

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to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of Options or Stock Appreciation Rights.

(d)    No Restriction on Corporate Action.    Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e)    Restrictions on Transfer.    An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Subparagraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee; provided, however, that in no event shall a transfer of an Award in exchange for consideration to be paid or provided to the holder of such Award (including, without limitation, a Participant) be approved by the Committee pursuant to this paragraph.

(f)    Compliance with Section 409A of the Code

    (i)  To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of section 409A of the Code, so that the income inclusion provisions of section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in the Plan to section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

    (ii)  Neither a Participant nor any of a Participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of section 409A of the Code) payable under the Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under section 409A of the Code, any deferred compensation (within the meaning of section 409A of the Code) payable to a Participant or for a Participant's benefit under the Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its subsidiaries.

   (iii)  If, at the time of a Participant's separation from service (within the meaning of section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in section 409A of the Code in order to avoid taxes or penalties under section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

   (iv)  Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of section 409A of the Code, the Company reserves the right to make amendments to the Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's account in connection with the Plan and grants hereunder (including any taxes and penalties under section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

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(g)    Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company.    Notwithstanding anything in the Plan to the contrary:

    (i)  Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any subsidiary of the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

    (ii)  In the event that a company acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

   (iii)  Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Subparagraphs XIV(g)(i)-(ii) above will not reduce the Common Stock available for issuance or transfer under the Plan or otherwise count against the limits contained in Paragraph V of the Plan. In addition, no shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Subparagraphs XIV(g)(i)-(ii) above will be added to the aggregate plan limit contained in Paragraph V of the Plan.

(h)    Detrimental Activity and Recapture Provisions.    Any Option Agreement, Phantom Award Agreement, Performance Award Agreement or Restricted Stock Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (i) during employment or other service with the Company or an Affiliate thereof or (ii) within a specified period after termination of such employment or service, shall engage in any detrimental activity. In addition, notwithstanding anything in the Plan to the contrary, any Option Agreement, Phantom Award Agreement, Performance Award Agreement or Restricted Stock Agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

(i)    Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

     2014 Proxy Statement    A-15

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000206996_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Lincoln Pereira 02 Stephen D. Quinn GROUP 1 AUTOMOTIVE, INC. 800 Gessner Suite 500 HOUSTON, TX 77024 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 19, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 19, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Advisory approval of the Company's executive compensation 3. Approval of the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan 4. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 NOTE: In their discretion, such attorney-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000206996_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report to Stockholders for the fiscal year ended December 31, 2013 is/are available at www.proxyvote.com . GROUP 1 AUTOMOTIVE, INC. ANNUAL MEETING OF STOCKHOLDERS - MAY 20, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby revokes all prior proxies and appoints Earl J. Hesterberg and John C. Rickel, and each of them, as proxies with full power of substitution, to represent and to vote all shares of common stock of Group 1 Automotive, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on May 20, 2014 at 10:00 a.m., Central Daylight Time at Sterling McCall Lexus, 10025 Southwest Freeway, Houston, Texas, and at any adjournment or postponement thereof, on any matter properly coming before the meeting, and specifically the matters described on the reverse side hereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2, FOR proposal 3 and FOR proposal 4. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2014 Annual Meeting of Stockholders or at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side